PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 10, 1997)
================================================================================

                                  $127,505,000
                       Wilshire Mortgage Loan Trust 1997-2

              $36,217,000    Variable Rate   Class A-1 Certificates
              $10,000,000         6.650%     Class A-2 Certificates
              $12,000,000         6.720%     Class A-3 Certificates
              $12,000,000         6.865%     Class A-4 Certificates
              $10,000,000         7.255%     Class A-5 Certificates
              $16,302,000    Variable Rate   Class A-6 Certificates
              $ 8,912,000         6.835%     Class A-7 Certificates
              $ 8,236,000         7.180%     Class M-1 Certificates
              $ 7,578,000         7.425%     Class M-2 Certificates
              $ 6,260,000         7.770%     Class M-3 Certificates

                Mortgage Pass-Through Certificates, Series 1997-2

                         WILSHIRE SERVICING CORPORATION
                                    Servicer

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

================================================================================

     The Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Series 1997-2 (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), (ii) the Class M-1 Certificates, the Class M-2
Certificates and the Class M-3 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Class B Certificates"),
(iv) the Class C Certificates (the "Class C Certificates" and together with the Mezzanine Certificates and the Class B Certificates, the "Subordinate Certificates") and (v) the Class R Certificates (the "Class R Certificates"). Only the Class A Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered hereby.

     For a discussion of significant matters affecting investment in the Offered Certificates, see "Risk Factors" beginning on page S-20 herein and beginning on page 12 in the Prospectus.

     The Certificates will represent undivided beneficial ownership interests in a trust fund (the "Trust Fund") consisting of two pools, (each, a "Loan Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") held by Wilshire Mortgage Loan Trust 1997-2 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Wilshire Servicing Corporation, in its capacity as servicer of the Mortgage Loans (the "Servicer"), WMFC 1997-2 Inc., in its capacity as unaffiliated seller of the Mortgage Loans (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, in its capacity as depositor of the Mortgage Loans (the "Depositor"), and Bankers Trust Company of California, N.A., in its capacity as trustee (the "Trustee") and in its capacity as backup servicer (the "Backup Servicer"). The obligations of the Depositor, the Unaffiliated Seller, the Trustee, the Backup Servicer and the Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement.

                                                  (Cover continued on next page)

================================================================================

THE OFFERED CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE UNAFFILIATED SELLER, THE SERVICER, THE BACKUP SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 100.08% of the aggregate principal balance of the Offered Certificates before deducting expenses payable by the Depositor estimated to be $350,000. See "Underwriting" herein.

     The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about December 11, 1997 only through the facilities of DTC, CEDEL and Euroclear (each as defined herein).

                       Prudential Securities Incorporated

           The date of this Prospectus Supplement is December 4, 1997

     Distributions on the Mezzanine Certificates, the Class B Certificates and the Class C Certificates are subordinate to distributions on the Class A
Certificates to the extent described herein. Distributions on the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinate to distributions on the Class A Certificates and the Mezzanine Certificates to the extent described herein. Distributions of principal and interest payable to each Class of the Offered Certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning December 26, 1997.

     One or more elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (each a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences --"REMIC Certificates" in the Prospectus.

     Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue. The Underwriter intends, but is not obligated, to make a market in the Offered Certificates.

     The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated June 10, 1997 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                   ----------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES, INCLUDING PURCHASES OF OFFERED CERTIFICATES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------

                              AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Certificates. This Prospectus Supplement and Prospectus contain a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, Ste. 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site at http://www.sec.gov.

                                REPORTS TO OWNERS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -- Reports to the Trustee" and "Evidence as to Compliance" in the Prospectus. Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: Len Blum (212) 214-1000.

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index of Significant
Prospectus Supplement Definitions" herein and the "Index of Significant Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                         Wilshire   Mortgage   Loan  Trust   1997-2   (the
                               "Trust").

The Certificates:              The Mortgage  Pass-Through  Certificates,  Series
                               1997-2 (the  "Certificates")  will consist of the
                               Offered  Certificates,  the Class B  Certificates
                               (the  "Class  B   Certificates"),   the  Class  C
                               Certificates (the "Class C Certificates") and the
                               Class    R    Certificates    (the    "Class    R
                               Certificates"),  each a "Class". The Certificates
                               will  be  issued   pursuant   to  a  Pooling  and
                               Servicing  Agreement  (the "Pooling and Servicing
                               Agreement") to be dated as of November 1, 1997, among the Servicer, the Unaffiliated Seller, the Depositor, the Backup Servicer and the Trustee.
                               Only the Offered Certificates are offered hereby.

                               The Certificates will represent beneficial undivided ownership interests in a trust fund (the "Trust Fund") consisting of two pools (each such pool, a "Loan Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date.

Certificates Offered:          The "Class A  Certificates"  which consist of the
                               Class   A-1    Certificates,    the   Class   A-2
                               Certificates,  the  Class A-3  Certificates,  the
                               Class   A-4    Certificates,    the   Class   A-5
                               Certificates,  the Class A-6 Certificates and the
                               Class  A-7   Certificates   and  the   "Mezzanine
                               Certificates"  which  consist  of the  Class  M-1
                               Certificates,  the Class M-2 Certificates and the
                               Class M-3 Certificates are offered hereby.

Certain Designations:          The  Class  A  Certificates   and  the  Mezzanine
                               Certificates   are  herein  referred  to  as  the
                               "Offered     Certificates."     The     Mezzanine
                               Certificates,  the Class B  Certificates  and the
                               Class C  Certificates  are  referred to herein as
                               the  "Subordinate   Certificates."  The  Class  A
                               Certificates    (other   than   the   Class   A-6
                               Certificates), the Mezzanine Certificates and the Class B Certificates are collectively referred to as the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               "Fixed Rate Loan Group Certificates" and the Class A-6 Certificates are referred to as the "Adjustable Rate Loan Group Certificates." The Class A-1 Certificates and the Class A-6 Certificates are collectively referred to herein as the "Variable Rate Certificates."

Pass-Through Rates
and Balances:                  Each Class of Offered  Certificates  will have an
                               original Certificate Principal Balance and will accrue interest at a rate (the "Pass-Through
                               Rate") as follows:

                                                          Pass-        Original
                                                        Through      Certificate
                                        Class             Rate         Balance
                               ----------------------   ---------    -----------
                               Class A-1 Certificates     (1)(2)     $36,217,000
                               Class A-2 Certificates   6.650%(2)    $10,000,000
                               Class A-3 Certificates   6.720%(2)    $12,000,000
                               Class A-4 Certificates   6.865%(2)    $12,000,000
                               Class A-5 Certificates   7.255%(2)    $10,000,000
                               Class A-6 Certificates         (3)    $16,302,000
                               Class A-7 Certificates   6.835%(2)    $ 8,912,000
                               Class M-1 Certificates   7.180%(2)    $ 8,236,000
                               Class M-2 Certificates   7.425%(2)    $ 7,578,000
                               Class M-3 Certificates   7.770%(2)    $ 6,260,000

                               (1) On any Distribution Date, the "Class A-1 Pass-Through Rate" will be equal to a rate equal to the sum of one-month LIBOR plus 0.18% per annum.

                               (2) The Pass-Through Rate with respect to all of the Offered Certificates, other than the Class A-6 Certificates, will on any Distribution Date be equal to the lesser of (x) the Pass-Through Rate for such Class set forth above and (y) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

                               (3) On each Distribution Date, the "Class A-6 Pass-Through Rate" will be equal to the least of
                               (x) one-month LIBOR plus 0.28% per annum (the "Class A-6 Formula Pass-Through Rate"), (y) the Adjustable Rate Group Available Funds Cap Rate applicable to such Distribution Date and (z) 14.59% per annum.

                               The excess, if any, of (x) the interest due on the Class A-6 Certificates on any Distribution Date calculated at the Class A-6 Formula Pass-Through Rate over (y) the interest due on the Class A-6 Certificates calculated at the Adjustable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Rate Group Available Funds Cap Rate applicable to such Distribution Date is the "LIBOR Shortfall Amount" applicable to the Class A-6 Certificates for such Distribution Date.

                               If, on any Distribution Date, there is a LIBOR Shortfall Amount, certain amounts otherwise distributable with respect to the Class C Certificates and Class R Certificates will instead be allocated to payment of the LIBOR Shortfall Amount. If the full amount of the LIBOR Shortfall Amount is not paid on a Distribution Date, then the unpaid amount will be paid out of the Excess Cashflow Amount (as defined herein). If the Servicer exercises its right to an Optional Termination (as defined herein), the LIBOR Shortfall Amount may not be paid in full. The ratings of the Class A-6 Certificates do not address the likelihood of the payment of any LIBOR Shortfall Amount.

                               The "Fixed Rate Group Available Funds Cap Rate," as of any Distribution Date, is an amount, expressed as a per annum rate on the principal amount of the Fixed Rate Group Certificates, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the
                               Trustee Fee, in each case relating to the Adjustable Rate Loan Group and such Distribution Date and the Current Interest with respect to the Class A-6 Certificates for such Distribution Date minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group, on such Distribution Date.

                               The "Adjustable Rate Group Available Funds Cap Rate," as of any Distribution Date, is an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Distribution Date and the Current Interest with respect to the Offered Certificates (other than the Class A-6 Certificates) for such Distribution Date minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date.

Depositor:                     Prudential     Securities    Secured    Financing
                               Corporation   (the    "Depositor").    See   "The
                               Depositor" in the Prospectus.

Unaffiliated Seller:           WMFC 1997-2  Inc.,  a Delaware  corporation  (the
                               "Unaffiliated Seller").

Servicer:                      Wilshire   Servicing   Corporation,   a  Delaware
                               corporation  (the  "Servicer").   The  Servicer's
                               principal  executive  offices are located at 1776
                               S.W. Madison Street, Portland,  Oregon 97205, and
                               its phone number is (503) 223-5600.  The Mortgage
                               Loans will be  serviced by the  Sub-Servicer  (as
                               defined  herein)   pursuant  to  a  Sub-Servicing
                               Agreement (the "Sub-Servicing Agreement") between the Servicer and the Sub-Servicer.

Sub-Servicer:                  Wilshire Credit Corporation, a Nevada corporation
                               ("WCC" or the  "Sub-Servicer").  WCC's  principal
                               executive   offices  are  located  at  1776  S.W.
                               Madison Street, Portland, Oregon 97205, and its phone number is (503) 223-5600.

Trustee and Backup  Servicer:  Bankers  Trust  Company of  California,  N.A.,  a
                               national banking association (the "Trustee"). The Trustee's principal executive offices are located at 3 Park Plaza, 16th Floor, Irvine, California 92614.

Originators:                   Any entity from which the Unaffiliated Seller, on
                               or prior to the Closing Date,  acquires  Mortgage
                               Loans  (excluding  WCC) is an "Originator" of the
                               related  Mortgage  Loans  for  purposes  of  this
                               Prospectus  Supplement.  A substantial portion of
                               the   Mortgage   Loans  were   purchased  by  the
                               Unaffiliated  Seller  as a pool  (the  "Purchased
                               Pool") from a well-known mortgage originator (the
                               "Independent  Originator") and the remainder were
                               originated   by,   and   purchased    from,   the
                               Unaffiliated  Seller's  correspondents  under its
                               80/20   program.   On  the  Closing   Date,   the
                               Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will deposit the Mortgage Loans into the Trust.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cut-Off Date:                  The close of  business  on October  31, 1997 (the
                               "Cut-Off Date").

Closing Date:                  On or about  December  11, 1997 (such  date,  the
                               "Closing Date").

Final Scheduled Distribution
Dates: The Final Scheduled Distribution Date for the Offered Certificates is as follows:

                                                              Final Scheduled
                                          Class              Distribution Date
                                 -----------------------     -----------------
                                 Class A-1 Certificates:     January 25, 2013
                                 Class A-2 Certificates:     May 25, 2015
                                 Class A-3 Certificates:     October 25, 2018
                                 Class A-4 Certificates:     November 25, 2021
                                 Class A-5 Certificates:     May 25, 2028
                                 Class A-6 Certificates:     May 25, 2028
                                 Class A-7 Certificates:     March 25,  2028
                                 Class M-1 Certificates:     May 25, 2028
                                 Class M-2 Certificates:     May 25, 2028
                                 Class M-3 Certificates:     May 25, 2028

                               Each such date has been calculated as described under "Prepayment and Yield Considerations." It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such Final Scheduled Distribution Dates. See "Prepayment and Yield Considerations" herein.

Denominations:                 The  Offered  Certificates  are  issuable in book
                               entry form in minimum  denominations  of original
                               principal   amounts   of  $1,000   and   integral
                               multiples thereof.

The Mortgage Loans:            Unless    otherwise    noted,   all   statistical
                               percentages  in this  Prospectus  Supplement  are
                               approximate  and are  measured  by the  aggregate
                               scheduled   unpaid   principal   balance  of  the
                               Mortgage  Loans  as  of  the  Cut-Off  Date  (the
                               "Original  Aggregate  Principal  Balance").   See
                               "Additional Information" herein.

                               General. The Original Aggregate Principal Balance of the Mortgage Loans to be conveyed to the Trust on the Closing Date is $131,789,104.39. The Mortgage Loans consist of closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages")

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               on one-to-four family residential properties (the "Mortgaged Properties").

                               The Mortgage Loans will be divided into two pools (each, a "Loan Group") of loans. One pool will consist of only fixed-rate Mortgage Loans (the "Fixed Rate Loan Group") and the other pool will consist of only adjustable-rate Mortgage Loans (the "Adjustable Rate Loan Group").

                               The Mortgage Loans are not insured by either primary or pool mortgage insurance policies. The Mortgage Loans are not guaranteed by the
                               Servicer, the Unaffiliated Seller, the Trustee, the Depositor, any Originator or any of their respective affiliates or any other person. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Pooling and Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Pooling and Servicing Agreement" herein.

                               Fixed Rate Loan Group. The Mortgage Loans to be included in the Fixed Rate Loan Group consist of 1,348 fixed-rate Mortgage Loans secured by Mortgages on single-family homes (which may be condominiums, manufactured homes or one-to-four family residences), including investment properties, 21.87%, 15.43%, 10.32% and 9.14% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date of which are located in the states of New Jersey, New York, California and Massachusetts, respectively. The fixed-rate Mortgage Loans to be included in the Fixed Rate Loan Group are secured by Mortgages of which 94.91% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are first lien mortgages or deeds of trust and 5.09% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by second lien mortgages or deeds of trust. As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan Group had an aggregate principal balance of $115,487,016.17.

                               71.87% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date were purchased by the Unaffiliated Seller from the Independent Originator. 28.13% by principal balance of Mortgage Loans in the Fixed

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                                      S-6
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                               Rate  Loan  Group  as of the  Cut-Off  Date  were
                               mortgage loans newly originated by correspondents under the Unaffiliated Seller's 80/20 mortgage loan program (the "80/20 Program") and purchased by the Unaffiliated Seller through an affiliate.

                               The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) principal balance of the Mortgage Loan as of the Cut-Off Date and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage Loan or, if available, the current principal balance) to (y) the appraised value of the Mortgaged Property at the time of origination of the Mortgage Loan or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available.

                               The weighted average CLTV of the Mortgage Loans in the Fixed Rate Loan Group was 85.18%. 99.96% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity date, and 0.04% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans (as defined herein). The weighted average remaining term to stated maturity was 289 months, with a range from 42 months to 360 months. The average principal balance of the Mortgage Loans in the Fixed Rate Loan Group was $85,672.86, with a range from $2,629.87 to $565,655.52.

                               All of the Mortgage Loans in the Fixed Rate Loan Group have interest rates (each a "Mortgage Rate") that are fixed (the "Fixed Rate Mortgage Loans"). The Mortgage Rates of the Fixed Rate
                               Mortgage Loans ranged from 7.25% to 24.00% per annum, with a weighted average Mortgage Rate of 9.54% per annum. As of the Cut-Off Date, 2.10% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date have Mortgage Rates which "step up" after an initial period following origination. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of 4.33% (one such Mortgage Loan "steps-up" by 9.00%).

                               Adjustable Rate Loan Group. The Mortgage Loans to be included in the Adjustable Rate Loan Group consist of 145

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                                      S-7

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                               adjustable-rate   Mortgage   Loans,   secured  by
                               Mortgages on single-family homes (which may be condominiums, manufactured homes or one-to-four
                               family    residences),    including    investment
                               properties,  18.25%,  16.94%,  7.94% and 6.93% by
                               principal   balance  of  Mortgage  Loans  in  the
                               Adjustable Rate Loan Group as of the Cut-Off Date of which are located in the states of California,
                               New   Jersey,    Pennsylvania    and    Maryland,
                               respectively. All of the Mortgage Loans to be included in the Adjustable Rate Loan Group are
                               secured  by   Mortgages   which  are  first  lien
                               mortgages or deeds of trust. As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had an aggregate principal balance of $16,302,088.22.

                               61.15% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date were purchased by the Unaffiliated Seller from the Independent Originator. 38.85% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date were mortgage loans newly originated by correspondents under the Unaffiliated Seller's 80/20 mortgage loan program (the "80/20 Program") and purchased by the Unaffiliated Seller through an affiliate.

                               The weighted average CLTV of the Mortgage Loans in the Adjustable Rate Loan Group was 83.21%. All of the Mortgage Loans require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity date. The weighted average remaining term to stated maturity was 305 months, with a range from 193 months to 359 months. The average principal balance of the Mortgage Loans in the Adjustable Rate Loan Group was $112,428.19, with a range from $14,549.05 to $598,426.71.

                               All of the Mortgage Loans in the Adjustable Rate Loan Group have Mortgage Rates that are adjustable (the "Adjustable Rate Mortgage Loans"). The Mortgage Rates on the Adjustable Rate Mortgage Loans ranged from 7.00% to 13.50% per annum, with a weighted average Mortgage Rate of 8.53% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from 2.10% to 7.00%, with a weighted average gross margin of 4.00%; lifetime rate caps, ranging from 8.00% to 20.50%, with a weighted average lifetime rate cap of 13.94% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from 2.10% to 13.50%, with a weighted average lifetime rate floor of 4.56% (where the gross

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                                      S-8

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                               margin  was used  for  Adjustable  Rate  Mortgage
                               Loans without floors).

Distributions, Generally:      Distributions on the Certificates will be made on
                               the  twenty-fifth  day of each calendar month, or
                               if  such  day is not a  business  day,  the  next
                               succeeding  business day (each,  a  "Distribution
                               Date")  commencing  December  26,  1997,  to  the
                               Owners of record. See "Description of the Offered
                               Certificates  -- General"  herein.  The Owners of
                               record shall be such Owners as of the last day of
                               the  calendar  month  immediately  preceding  the
                               calendar  month in which such  Distribution  Date
                               occurs,  (except in the case of the December 1997
                               Distribution  Date which  shall be such Owners as
                               of the close of  business  on the  Closing  Date)
                               whether or not such day is a business day (each a
                               "Record Date"). Distributions to an Owner will be
                               made in an amount  equal to the  product  of such
                               Owner's  Percentage  Interest (as defined herein)
                               and the  amount  distributed  in  respect of such
                               Owner's   Class   of    Certificates    on   such
                               Distribution Date.

                               The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Certificate by the original Certificate Principal Balance of all Certificates of the same Class. The "Certificate Principal Balance" of any Certificate is equal to the principal balance of such Certificate on the date of issuance less any amounts actually distributed to the Owner of such Certificate on account of principal or allocated to such Certificate on account of Realized Losses (as defined herein).

Distributions of Interest:     For each Distribution Date, the interest due with
                               respect to the Offered  Certificates  (other than
                               the  Variable  Rate  Certificates)  will  be  the
                               interest which has accrued thereon at the related
                               Pass-Through   Rate  during  the  calendar  month
                               immediately  preceding  the  month in  which  the
                               Distribution  Date  occurs and the  interest  due
                               with  respect to the Variable  Rate  Certificates
                               will be the interest which has accrued thereon at
                               the related  Pass-Through  Rate during the period
                               from  the  25th  day  of  the  month  immediately
                               preceding  the month in which  such  Distribution
                               Date occurs (or the Closing  Date with respect to
                               the December 1997 Distribution  Date) to the 24th
                               day of the month in which such  Distribution Date
                               occurs.  Each  period  referred  to in the  prior
                               sentence  relating  to the accrual of interest is
                               the    "Accrual    Period"    for   the   Offered
                               Certificates.

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                                      S-9

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                               On each Distribution Date, to the extent of funds
                               available for interest distributions as described
                               herein   under   "Description   of  the   Offered
                               Certificates -- Interest Distributions," interest will be distributed with respect to each Class of Offered Certificates in an amount equal to the interest accrued on the related Class Certificate Principal Balance for the related Accrual Period at the related Pass-Through Rate (such amount, the "Current Interest").

                               All calculations of interest on the Offered Certificates (other than the Variable Rate
                               Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:    On each Distribution Date, to the extent of funds
                               available   for   principal    distributions   as
                               described   herein  under   "Description  of  the
                               Offered Certificates -- Principal Distributions,"
                               principal  will be  distributed  with  respect to
                               each Class of Offered  Certificates then entitled
                               to  receive  distributions  of  principal  in  an
                               aggregate  amount for all such  Classes  equal to
                               the  Principal   Distribution   Amount  for  such
                               Distribution Date.

                               The "Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount, if any, for such Distribution Date. As to any Distribution Date, the "Aggregate Collected Principal Amount" will equal the aggregate of the Collected Principal Amounts with respect to each of the Loan Groups for the related Remittance Period.

                               The "Collected Principal Amount" for any Distribution Date and Loan Group will equal the sum of the following amounts (without duplication):

                                    (a) the principal portion of all scheduled and unscheduled (other than the principal portion of any prepaid installments) monthly payments on the Mortgage Loans in such Loan Group due during the related Remittance Period, to the extent actually

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                                      S-10

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                                    received  by the  Trustee on or prior to the
                                    related  Remittance  Date  or to the  extent
                                    actually  advanced  by  the  Servicer  on or
                                    prior  to  the   related   Remittance   Date
                                    including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

                                    (b) the scheduled  principal balance of each
                                    Mortgage Loan in such Loan Group that either
                                    was repurchased by the  Unaffiliated  Seller
                                    or  purchased by the Servicer on the related
                                    Remittance   Date,   to  the   extent   such
                                    scheduled   principal  balance  is  actually
                                    received by the Trustee on or prior to the related Remittance Date;

                                    (c) any  Substitution  Amounts  delivered by
                                    the  Unaffiliated   Seller  on  the  related
                                    Remittance   Date  in   connection   with  a
                                    substitution of a Mortgage Loan in such Loan
                                    Group  (to  the  extent  such   Substitution
                                    Amounts relate to principal),  to the extent
                                    such   Substitution   Amounts  are  actually
                                    received by the Trustee on or prior to the related Remittance Date;

                                    (d) Net  Liquidation  Proceeds  (as  defined
                                    herein)  to  the  extent   received  by  the
                                    Trustee   on  or   prior   to  the   related
                                    Remittance Date for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the related Remittance Period; and

                                    (e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

                               A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined in its reasonable judgment that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                   As   to   any    Distribution    Date,    the
                               "Overcollateralization Reduction Amount" is an amount equal to the lesser of (x) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the
                               Aggregate    Collected    Principal

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                                      S-11

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                               Amount is distributed as principal on the Offered
                               Certificates on such Distribution Date) over (ii) the Required Overcollateralization Amount for such Distribution Date and (y) the Aggregate Collected Principal Amount for such Distribution Date.

                               The "Extra Principal Distribution Amount" with respect to any Distribution Date is an amount equal to the lesser of (i) the Overcollaterization Deficiency Amount for such
                               Distribution Date and (ii) the Excess Interest Amount for such Distribution Date.

Credit Enhancement:            The credit  enhancement  provided for the benefit
                               of  the  Owners  of  the   Offered   Certificates
                               consists of (x)  subordination of the Subordinate
                               Certificates,  (y) the  application of the Excess
                               Interest Amount to fund Realized Losses and (z) the overcollateralization mechanics which utilize the internal cash flows of the Trust.

                               Subordination of the Subordinate Certificates. The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the
                               Mortgage Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

                               In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates. The rights of the Owners of the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A
                               Certificates and the Mezzanine Certificates. Pursuant to the terms of the Pooling and Servicing Agreement,

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                                      S-12

--------------------------------------------------------------------------------

                               distributions to the Owners of the Class C Certificates will be made only in periods in which (x) all Realized Losses have been fully funded and (y) the Overcollateralization Amount is equal to or greater than the Required Overcollateralization Amount applicable to such period.

                               Application of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the application of the Excess Interest Amount or the Overcollateralization Amount, the Class of Class M Certificates or Class B Certificates then outstanding with the lowest priority Class designation will bear such loss.

                               If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an "Applied Realized Loss" for the applicable Class. The amount that any Class is reduced as a result of an Applied Realized Loss will not accrue interest. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions" and
                               "--Credit Enhancement."

                               Overcollateralization.  In addition to the credit
                               enhancement    provided   by   the    Subordinate
                               Certificates and

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                                      S-13

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                               the Excess Interest Amount, the provisions of the
                               Pooling and Servicing Agreement afford additional
                               credit    enhancement   by    accelerating    the
                               amortization of the Offered Certificates relative to the amortization of the Mortgage Loans until
                               an  overcollateralization   target  is  met.  The
                               accelerated   amortization  is  achieved  by  the
                               application of certain excess interest to the payment of principal on the Offered Certificates then entitled to receive principal distributions.
                               This      acceleration       feature      creates
                               overcollateralization   which  results  from  the
                               excess  of  the  aggregate   scheduled  principal
                               balances of the Mortgage Loans over the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class C Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph,
                               the  acceleration   feature  will  cease,  unless
                               necessary to maintain the required level of overcollateralization.

                               The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result from a temporary period of accelerated amortization of the Offered Certificates to increase the actual level of overcollateralization to its required level; a decrease would result from a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                               See "Description of the Offered Certificates -- Overcollateralization Provisions" herein.

Delinquency Advances
and Compensating Interest:     The Servicer  will be obligated to make  advances
                               (each a  "Delinquency  Advance")  with respect to
                               delinquent  payments of interest  (calculated  at
                               the  related  Mortgage  Rate  less the sum of the
                               rate at  which  the  Servicing  Fee  (as  defined
                               herein)  and the  Trustee  Fee  (the  sum of such
                               rates,   the   "Administrative   Rate")  on  each
                               Mortgage   Loan,  but  only  to  the  extent  (i)
                               necessary   to  pay  any   shortfall  in  Current
                               Interest  for  the  Offered   Certificates  (such
                               amount, the "Total Current Interest") arising because of the insufficiency of Available Funds and (ii) that such Delinquency Advances, in good faith and in the Servicer's reasonable judgment, are recoverable from the related Mortgage Loan.
                               Delinquency Advances are reimbursable from (i) future collections on the Mortgage Loan which

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                                      S-14

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                               gave  rise  to  the  Delinquency  Advance,   (ii)
                               Liquidation Proceeds (as defined herein) for such Mortgage Loan, (iii) from certain excess moneys which would otherwise be paid to the Owners of the Class C Certificates and (iv) from amounts on deposit in the Principal and Interest Account
                               once   such   Delinquency   Advance   is   deemed
                               "nonrecoverable".

                               In addition, the Servicer also will be required to deposit into the account holding collections on the Mortgage Loans (the "Principal and Interest Account"), with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period, out of its own funds without any right of reimbursement therefor, Compensating Interest. "Compensating Interest" is equal to the difference between (x) 30 days' interest at such Mortgage Loan's Mortgage Rate (less the Administrative Rate) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less an amount calculated at the Administrative
                               Rate) paid by the Mortgagor with respect to such Mortgage Loan during such Remittance Period; provided, however, that the Servicer: (i) will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest, (ii) will not be required to pay
                               Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period and (iii) will not be required to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a shortfall of interest payable to the Offered Certificates or the Subordinate Certificates.

                               Any failure by the Servicer to remit to the Trustee a Delinquency Advance or Compensating Interest to the extent required under the Pooling and Servicing Agreement will constitute an event of default under the Pooling and Servicing Agreement (each, a "Servicer Event of Default"), in which case, upon the removal of the Servicer, the Trustee or the successor servicer will be obligated to make such advances in accordance with the terms of the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans and Contracts -- Advances and Limitations Thereon" in the Prospectus.

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                                      S-15

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Book-Entry Registration of the
Offered Certificates:          The Offered Certificates initially will be issued
                               in book-entry form. Persons acquiring  beneficial
                               ownership interests in such Offered  Certificates
                               ("Beneficial  Owners")  may  elect to hold  their
                               interests  through The  Depository  Trust Company
                               ("DTC"),  in the United  States,  or Cedel  Bank,
                               societe anonyme ("CEDEL") or The Euroclear System
                               ("Euroclear"),  in Europe.  Transfers within DTC,
                               CEDEL or  Euroclear,  as the case may be, will be
                               in accordance  with the usual rules and operating
                               procedures of the relevant system. So long as the
                               Offered Certificates are Book-Entry  Certificates
                               (as defined herein),  such  Certificates  will be
                               evidenced by one or more Certificates  registered
                               in  the  name  of  Cede  & Co.  ("Cede"),  as the
                               nominee   of   DTC,   or  one  of  the   European
                               Depositaries  (as  defined  below).  Cross-market
                               transfers  between  persons  holding  directly or
                               indirectly  through  DTC,  on the one  hand,  and
                               counterparties  holding  directly  or  indirectly
                               through CEDEL or Euroclear, on the other, will be
                               effected   in   DTC   through    Citibank    N.A.
                               ("Citibank")   or  The   Chase   Manhattan   Bank
                               ("Chase,"   and  together  with   Citibank,   the
                               "European     Depositaries"),     the    relevant
                               depositaries     of    CEDEL    and    Euroclear,
                               respectively,  and each a participating member of
                               DTC. The Offered  Certificates  initially will be
                               registered in the name of Cede.  The interests of
                               the   Owners   of  such   Certificates   will  be
                               represented by book-entries on the records of DTC
                               and participating  members thereof. No Beneficial
                               Owner will be  entitled  to receive a  Definitive
                               Certificate (as defined herein) representing such
                               person's  interest,  except  in  the  event  that
                               Definitive  Certificates  are  issued  under  the
                               limited   circumstances   described  herein.  All
                               references in this  Prospectus  Supplement to any
                               Offered   Certificates   reflect  the  rights  of
                               Beneficial  Owners  only  as such  rights  may be
                               exercised   through  DTC  and  its  participating
                               organizations   for  so  long  as  such   Offered
                               Certificates are held by DTC. See "Description of the Offered Certificates--Book-Entry Registration of the Offered Certificates" herein and in Annex
                               I hereto.

Monthly Servicing Fee
and Trustee's Fee:             Wilshire Servicing Corporation, as Servicer, will
                               retain a fee, payable on each Servicer Remittance
                               Date (as defined herein), and equal to 0.375% per
                               annum (the "Servicing  Fee"),  payable monthly at
                               one-twelfth  the annual  rate,  of the  aggregate
                               outstanding  principal  balance  of all  Mortgage
                               Loans  as  of  the  first  day  of  the   related
                               Remittance Period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               On each Servicer Remittance Date, the Trustee will be entitled to receive a "Trustee Fee" equal to the product of (x) one-twelfth of 0.02% and
                               (y) the aggregate outstanding principal balance of all Mortgage Loans as of the first day of the related Remittance Period.

Optional Termination:          The Pooling and Servicing Agreement provides that
                               a  party  to be  named  therein,  at its  option,
                               acting directly or through a permitted  designee,
                               will have the right, in certain circumstances, to
                               purchase  from the Trust all the  Mortgage  Loans
                               then  held  by the  Trust,  at a price  at  least
                               sufficient  to cause the  payment  in full of the
                               amounts   then   outstanding   on  the   Class  A
                               Certificates,  the  Mezzanine  Certificates,  the
                               Class   B   Certificates    and   the   Class   C
                               Certificates,  on any Remittance Date on or after
                               the Remittance Date on which the then-outstanding
                               aggregate principal balance of the Mortgage Loans
                               in the Trust has  declined  to 10% or less of the
                               Original   Aggregate   Principal   Balance   (the
                               "Optional Termination Date").

                               The  Pooling  and  Servicing  Agreement  requires
                               that, within 90 days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee shall solicit bids for the purchase (the "Auction Sale") of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

Optional Repurchase of
Defaulted Mortgage Loans:      The Servicer or its designee has the option,  but
                               is not obligated, to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to 20% by

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               aggregate   original  Principal  Balance  of  the
                               Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing Fee) plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

Federal Income Tax Aspects:    For  federal  income  tax  purposes,  one or more
                               elections  will be made to treat  the  Trust as a
                               "real estate  mortgage  investment  conduit" (the
                               "REMIC"). Each Class of Offered Certificates, the
                               Class B Certificates and the Class C Certificates
                               will be designated as "regular  interests" in the
                               REMIC and will be treated as debt  instruments of
                               the Trust for federal  income tax  purposes.  The
                               REMIC will issue the Class R Certificates,  which
                               will be designated as the sole class of "residual
                               interests"  in the REMIC.  See  "Certain  Federal
                               Income  Tax  Consequences"   herein  and  in  the
                               Prospectus.

ERISA Considerations:          As discussed under "ERISA Considerations" herein,
                               the  acquisition  by Benefit Plan  Investors  (as
                               defined herein) of the Certificates  could result
                               in  prohibited   transactions   under  ERISA  and
                               Section  4975  of  the  Code.  Accordingly,   the
                               Certificates may not be purchased by Benefit Plan
                               Investors.

Legal Investment
Considerations:                The  Offered  Certificates  will  not  constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                               ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on first lien mortgage loans may not be legally authorized to invest in the Offered Certificates.

Certain Legal Matters:         Certain legal matters relating to the validity of
                               the issuance of the Certificates will be passed upon for the Unaffiliated Seller and the Servicer by Proskauer Rose LLP, New York, New York, and for the Depositor and the Underwriter by Dewey
                               Ballantine LLP, New York, New York.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ratings: It is a condition of the original issuance of the Offered Certificates that the Class A Certificates receive ratings of Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Fitch IBCA, Inc. ("Fitch" and together with Moody's, the "Rating Agencies") and that the Class M-1 Certificates receive ratings of Aa2 from Moody's and AA+ from Fitch, the Class M-2 Certificates receive ratings of A2 from Moody's and A+ from Fitch and the Class M-3 Certificates receive ratings of Baa3 from Moody's and BBB+ from Fitch. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

Prepayment and Maturity Considerations

      Borrowers may prepay their loans at any time and generally are not required to pay a prepayment fee. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience.

      A number of factors, in addition to prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is the principal balance of the Mortgage Loans. A small principal balance may be easier for a borrower to prepay than a large balance and therefore may have a higher prepayment rate. In addition, in order to refinance a first priority mortgage loan, the borrower generally must repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and second mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

      Prepayments   may  result  from  voluntary  early  payments  by  borrowers
(including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Unaffiliated Seller under the Pooling and Servicing Agreement will have the same effect on the Owners of the Offered Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases also will accelerate the Final Scheduled Distribution Date of the Offered Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer generally will enforce such provisions to the extent permitted by applicable law. In addition, if the Unaffiliated Seller is unable to cure documentation defects or provide a replacement Mortgage Loan for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Owners of the Offered Certificates then entitled to receive principal distributions will experience a principal prepayment. See "Certain Legal Aspects of the Mortgage Loans" herein.

      In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Offered Certificates (other than the Class A-6 Certificates) may be shortened. See "Prepayment and Yield Considerations."

      The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Offered Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Offered Certificates is set forth herein under "Prepayment and Yield Considerations."

      The Unaffiliated Seller has only limited records of the historical prepayment experience of its portfolio of loans which the Unaffiliated Seller believes does not provide meaningful information with respect to the Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

Limited Protection Afforded by Subordination

      The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Class A Certificates, and the rights of the Owners of each Class of Subordinate Certificates to receive such distributions will be further subordinated to such rights of the Owners of the Class or Classes of Subordinate Certificates with higher priority Class designations, in each case, to the extent described herein. The subordination described above is intended to increase the likelihood of regular receipt by the Owners of Certificates with a higher payment priority, of the full amount of monthly distributions allocable to them and to afford such Owners protection against losses. As a result, the yield on each Class of Offered Certificates, in order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investments.

      The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date, at the earliest. In addition, the Subordinate Certificates also are subject to limitations on distributions of principal upon the occurrence of certain delinquency and loss trigger events. Consequently, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

The Purchased Pool, Limited Information

      70.54% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller from the Independent Originator. Only limited information was available concerning the origination and servicing of the Mortgage Loans prior to such purchase, and none of the Servicer, the Unaffiliated Seller or the Depositor were able independently to verify such information as has been obtained and included herein. The Purchased Pool consists of mortgage loans originated by the Independent Originator which were not included in one of the Independent Originator's regular securitizations because the mortgage loans did not meet the specified criteria for such securitizations at that time or due to other unrelated factors. A majority of the Mortgaged Properties securing the Mortgage Loans in the Purchased Pool are located in the states of New Jersey, New York, California and Massachusetts. As described below under "Geographic Concentration", the losses on the Purchased Pool may be higher than if such Mortgage Loans were more geographically diversified. In addition, a majority of the Mortgage Loans in the Purchased Pool were originated in 1988 through 1990 and thus are well seasoned. Since the time of origination of the Purchased Pool, property values in the states of New Jersey, New York, California and Massachusetts generally have declined. Thus, the loan-to-value ratios of the Mortgage Loans in the Purchased Pool may have risen since the time of origination.

      None of the Servicer, the Unaffiliated Seller or the Depositor have been able to obtain historical loss and delinquency statistics with respect to loans originated and serviced by the Independent Originator which they consider reliable and, accordingly, no such statistics are included herein. The Unaffiliated Seller is making certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase such Mortgage Loans as to which there is a breach of such representations or warranties which materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. However, there is no assurance that such remedies will cure all problems that may arise by reason of the limited information or documentation available with respect to the Mortgage Loans and their origination and prior servicing. Such problems could include failure of the Mortgage Loans to have been originated in compliance with applicable law, industry standards, or the Independent Originator's own underwriting standards, or failure of the Mortgage Loans to have been serviced by the Independent Originator in accordance with such laws and standards, as well as problems which, because of the limited information available, currently cannot be determined.

Underwriting Guidelines, Limited Operating History and Potential Delinquencies

      29.46% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller through an affiliate from third party correspondents under the Unaffiliated Seller's 80/20 Program. Substantially all of these Mortgage Loans were purchased by the Unaffiliated Seller pursuant to the Mortgage Loan underwriting guidelines of its "80/20" origination program
(the "80/20 Program"), which began in December 1995. Due to the limited operating history of the Unaffiliated Seller as a purchaser of newly originated Mortgage Loans, no assurance can be given concerning the performance of the Mortgage Loans purchased by the Unaffiliated Seller under the 80/20 Program. The Unaffiliated Seller markets loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Owners of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

      As described herein, the Unaffiliated Seller's underwriting standards generally reflect the guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC") except with regard to certain features, like CLTV's and borrower down-payments and in certain other respects. As a result of these differences, the Mortgage Loans in the Mortgage Loan Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration

      Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those generally present for similar mortgage backed securities without such concentration. In particular, approximately 21.26%, 14.13%, 11.30% and 8.14% of the Mortgage Loans by current aggregate Principal Balance are secured by Mortgaged Properties located in the states of New Jersey, New York, California and Massachusetts, respectively. Because of the relative geographic concentration of the Mortgage Loans within New Jersey, New York, California and Massachusetts, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of New Jersey, New York, California and Massachusetts may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Property values of residential real estate in New Jersey, New York, California and Massachusetts have experienced declines in the past. If the New Jersey, New York, California and Massachusetts residential real estate markets experience an overall decline, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Nature of Collateral; Second Lien Mortgage Loans

      As of the Cut-Off Date, approximately 4.46% by current aggregate Principal Balance of the Mortgage Loans are secured by second liens which are subordinate to the rights of the mortgagee under related senior mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a second Mortgage Loan only to the extent that the claims, if any, of the first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of the first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event of default thereunder. In servicing second lien loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Owners of the Offered Certificates. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain proceeds on such a sale ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the Owners of the Offered Certificates. See "Description of the Offered Certificates" herein.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. If the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds (as defined herein) on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Payments on the Mortgage Loans

      The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a Prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such Prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Owners of the Offered Certificates once a month, on the Distribution Date which follows the calendar month in which such Prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to the difference between the interest paid by a Mortgagor in connection with a prepayment in full and 30 days' interest (such payment being "Compensating Interest"); provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a reduction of the amount of interest payable to the Subordinate Certificates and to the extent of any excess remaining to the Class A Certificates.

Legal Considerations

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

      The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to the Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall (such shortfall, a "Civil Relief Act Interest Shortfall") in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts distributable to the Owners of the Subordinate Certificates and potentially to the Owners of the Mezzanine Certificates and the Class A Certificates. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans" herein.

      It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Risk of Unaffiliated Seller or Depositor Insolvency

      The Unaffiliated Seller believes that the transfer of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust constitutes a sale by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Unaffiliated Seller or the Depositor in the event of the insolvency of the Unaffiliated Seller or the Depositor, as the case may be, and will not be available to the creditors of the Unaffiliated Seller or the Depositor, as the case may be. However, in the event of an insolvency of the Unaffiliated Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Unaffiliated Seller or the Depositor may argue that the transaction between the Unaffiliated Seller and the Depositor or between the Depositor and the Trust was a pledge of such Mortgage Loans in connection with a borrowing by the Depositor or the Trust, as the case may be, rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

      On the Closing Date, the Trustee, the Unaffiliated Seller, the Depositor and the Rating Agencies will have received an opinion of Dewey Ballantine LLP, special counsel to the Depositor, with respect to the true sale of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust, in form and substance satisfactory to the Rating Agencies.

Purchased Mortgage Loans

      Most of the Mortgage Loans were purchased by the Unaffiliated Seller from a single third-party originator. As described herein, the Unaffiliated Seller will make certain representations and warranties regarding all of the Mortgage Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Mortgage Loans, the Unaffiliated Seller will be required either to cure such breach or substitute or repurchase the related Mortgage Loan or Mortgage Loans. Upon the purchase of mortgage loans from third-party originators, the servicing must be transferred from the third-party originator or current servicer to the Servicer. During the time of such transfer, it is possible that delays in the receipt of collections on such mortgage loans could occur resulting in a higher level of delinquencies during such period.

                             THE MORTGAGE LOAN POOL

General

      Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate unpaid principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled unpaid principal balances of the Mortgage Loans as of the close of business on the Cut-Off Date (the "Original Aggregate Principal Balance").

Fixed Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Fixed Rate Loan Group. The Fixed Rate Loan Group consists of 1,348 of fixed-rate Mortgage Loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties, 21.87%, 15.43%, 10.32% and 9.14% by current principal balance of Mortgage Loans in the Fixed Rate Loan Group of which are located in the states of New Jersey, New York, California and Massachusetts, respectively. The Mortgaged Properties securing the Mortgage Loans in the Fixed Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. The Fixed Rate Loan Group consists of 94.91% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by first lien mortgages on the related Mortgaged Properties and 5.09% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by second liens on the related Mortgaged Properties.

      None of the Mortgage Loans in the Fixed Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      99.96% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates, and 0.04% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans. As of the Cut-Off Date, 2.10% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date have "step-up" Mortgage Rates. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of 4.33% (one such Mortgage Loan "steps-up" by 9.00%).

      As of the Cut-Off Date, the Fixed Rate Mortgage Loans had Mortgage Rates ranging from 7.25% to 24.00% per annum, with a weighted average Mortgage Rate of 9.54% per annum.

      As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan Group had original terms to stated maturity ranging from 36 months to 360 months; had remaining terms to stated maturity of 42 months to 360 months; had a weighted average original term to stated maturity of 344 months; and had a weighted average remaining term to stated maturity of 289 months.

      The Mortgage Loans in the Fixed Rate Loan Group had CLTV's ranging from 9.92% to 527.28%; the weighted average CLTV of the Mortgage Loans was 85.18%.

      The following tables describe the Mortgage Loans in the Fixed Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                              Fixed Rate Loan Group

                                                Aggregate       % of Aggregate
                             Number of           Unpaid             Unpaid
State                      Mortgage Loans  Principal Balance   Principal Balance
-----                      --------------  -----------------   -----------------

Alabama..................         3         $    125,330.75           0.11%
Arizona..................        25            1,335,096.05           1.16
Arkansas.................         2               49,946.14           0.04
California...............       105           11,921,625.56          10.32
Colorado.................        39            1,603,234.16           1.39
Connecticut..............        28            3,457,694.79           2.99
Delaware.................         9              346,572.68           0.30
District of Columbia.....         4              492,133.08           0.43
Florida..................        60            3,050,497.04           2.64
Georgia..................        19            1,569,106.06           1.36
Idaho....................         4              147,737.34           0.13
Illinois.................        16            1,175,074.00           1.02
Indiana..................         4              147,862.66           0.13
Kansas...................         6              286,365.84           0.25
Kentucky.................         2               26,454.75           0.02
Louisiana................         7              227,694.67           0.20
Maine....................         5              341,814.51           0.30
Maryland.................        36            4,317,508.13           3.74
Massachusetts............       115           10,561,206.35           9.14
Michigan.................         5              486,752.93           0.42
Minnesota................        19            1,159,668.84           1.00
Mississippi..............         2               50,338.10           0.04
Missouri.................        16              761,747.42           0.66
Montana..................         1               47,601.05           0.04
Nevada...................        26            1,598,257.21           1.38
New Hampshire............        25            1,814,861.47           1.57
New Jersey...............       240           25,261,046.47          21.87
New Mexico...............         6              296,932.77           0.26
New York.................       149           17,813,938.77          15.43
North Carolina...........        27            1,588,416.51           1.38
Ohio.....................         8              269,524.69           0.23
Oklahoma.................        12              335,924.19           0.29
Oregon...................        79            5,359,465.30           4.64
Pennsylvania.............        97            7,103,087.12           6.15
Rhode Island.............        10              624,415.71           0.54
South Carolina...........        23              951,437.19           0.82
Tennessee................        15              852,908.62           0.74
Texas....................        50            2,867,339.00           2.48
Utah.....................         7              411,174.26           0.36
Virginia.................        28            3,348,818.49           2.90
Washington...............        14            1,300,405.50           1.13
                                 --            ------------           ----

    Total................     1,348         $115,487,016.17         100.00%
                              =====         ===============        =======

                         DISTRIBUTION OF ORIGINAL TERMS
                              Fixed Rate Loan Group

         Range of Months                               Aggregate         % of Aggregate
        From Origination             Number of           Unpaid             Unpaid
       to Stated Maturity          Mortgage Loans   Principal Balance   Principal Balance
       ------------------          --------------   -----------------   -----------------

 24 < Orig. Term <=   36........            1        $     17,538.08           0.02%
 48 < Orig. Term <=   60........            3             273,129.04           0.24
168 < Orig. Term <=  180........          326           9,548,922.50           8.27
228 < Orig. Term <=  240........            9             637,111.75           0.55
288 < Orig. Term <=  300........            1              48,675.96           0.04
348 < Orig. Term <=  360........        1,008         104,961,638.84          90.89
                                        -----         --------------          -----

 Total..........................        1,348        $115,487,016.17         100.00%
                                        =====        ===============         =======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                              Fixed Rate Loan Group

       Range of Months                                  Aggregate        % of Aggregate
         Remaining to                Number of           Unpaid              Unpaid
       Stated Maturity             Mortgage Loans   Principal Balance   Principal Balance
       ---------------             --------------   -----------------   -----------------

 36 < Rem. Term <= 48 ..........            3        $    101,138.20           0.09%
 48 < Rem. Term <= 60 ..........            3              90,303.79           0.08
 60 < Rem. Term <= 72 ..........            6             250,078.08           0.22
 72 < Rem. Term <= 84 ..........            4             290,139.07           0.25
 84 < Rem. Term <= 96 ..........            2             343,678.25           0.30
 96 < Rem. Term <=108 ..........            3            154,,471.10           0.13
108 < Rem. Term <=120 ..........            2             195,529.23           0.17
120 < Rem. Term <=132 ..........            7             694,000.35           0.60
132 < Rem. Term <=144 ..........            3              63,820.51           0.06
144 < Rem. Term <=156 ..........           12             674,829.35           0.58
156 < Rem. Term <=168 ..........            8             238,835.63           0.21
168 < Rem. Term <=180 ..........          269           5,934,906.82           5.14
180 < Rem. Term <=192 ..........            1             134,699.37           0.12
192 < Rem. Term <=204 ..........            5             171,625.81           0.15
204 < Rem. Term <=216 ..........           22           1,164,498.28           1.01
216 < Rem. Term <=228 ..........           17           1,648,543.62           1.43
228 < Rem. Term <=240 ..........           29           2,816,562.20           2.44
240 < Rem. Term <=252 ..........           40           4,083,131.76           3.54
252 < Rem. Term <=264 ..........          175          21,105,331.02          18.28
264 < Rem. Term <=276 ..........          159          19,378,953.87          16.78
276 < Rem. Term <=288 ..........           27           4,127,965.82           3.57
288 < Rem. Term <=300 ..........            7           1,275,311.09           1.10
300 < Rem. Term <=312 ..........           53           4,045,622.55           3.50
312 < Rem. Term <=324 ..........           34           3,747,891.88           3.25
324 < Rem. Term <=336 ..........           84           7,674,522.63           6.65
336 < Rem. Term <=348 ..........           70           7,587,969.66           6.57
348 < Rem. Term <=360 ..........          303          27,492,656.23          23.81
                                          ---          -------------          -----

   Total........................        1,348        $115,487,016.17         100.00%
                                        =====        ===============         =======

                                    SEASONING
                              Fixed Rate Loan Group

                                                            Aggregate        % of Aggregate
            Range of Months              Number of            Unpaid             Unpaid
       Elapsed Since Origination      Mortgage Loans    Principal Balance   Principal Balance
       -------------------------      --------------    -----------------   -----------------
      Age  =     0.................         18         $    1,396,070.00           1.21%
  0 < Age <=    12.................        563             32,558,310.00          28.19
 12 < Age <=    24.................         70              7,392,174.63           6.40
 24 < Age <=    36.................         97              8,367,488.59           7.25
 36 < Age <=    48.................         26              2,472,377.71           2.14
 48 < Age <=    60.................         57              4,126,002.90           3.57
 60 < Age <=    72.................          2                348,353.68           0.30
 72 < Age <=    84.................         37              5,137,927.12           4.45
 84 < Age <=    96.................        190             24,155,036.31          20.92
 96 < Age <=   108.................        164             19,512,326.32          16.90
108 < Age <=   120.................         51              4,488,123.48           3.89
120 < Age <=   132.................         28              2,695,916.89           2.33
132 < Age <=   144.................         24              1,909,558.55           1.65
144 < Age <=   156.................         16                752,591.44           0.65
156 < Age <=   168.................          4                138,443.99           0.12
180 < Age <=   192.................          1                 36,314.56           0.03
                                             -                 ---------           ----

   Total...........................      1,348         $  115,487,016.17         100.00%
                                         =====            ==============         =======

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                              Fixed Rate Loan Group

                                                                 Aggregate         % of Aggregate
                 Range of                   Number of             Unpaid               Unpaid
    Original Principal Balances ($)       Mortgage Loans    Principal Balance    Principal Balance
    -------------------------------       --------------    -----------------    -----------------

  5,000 < Balance <=  10,000.........          36            $    295,017.14            0.26%
 10,000 < Balance <=  15,000.........          70                 849,594.23            0.74
 15,000 < Balance <=  20,000.........          53                 891,977.99            0.77
 20,000 < Balance <=  25,000.........          44                 971,214.40            0.84
 25,000 < Balance <=  30,000.........          45               1,171,532.61            1.01
 30,000 < Balance <=  35,000.........          36               1,134,876.67            0.98
 35,000 < Balance <=  40,000.........          50               1,844,542.08            1.60
 40,000 < Balance <=  45,000.........          56               2,310,709.50            2.00
 45,000 < Balance <=  50,000.........          46               2,092,366.37            1.81
 50,000 < Balance <=  55,000.........          43               2,110,562.52            1.83
 55,000 < Balance <=  60,000.........          53               2,975,857.99            2.58
 60,000 < Balance <=  65,000.........          48               2,925,925.78            2.53
 65,000 < Balance <=  70,000.........          41               2,652,415.38            2.30
 70,000 < Balance <=  75,000.........          34               2,331,778.04            2.02
 75,000 < Balance <=  80,000.........          41               3,044,284.51            2.64
 80,000 < Balance <=  85,000.........          39               3,064,131.23            2.65
 85,000 < Balance <=  90,000.........          27               2,244,774.50            1.94
 90,000 < Balance <=  95,000.........          41               3,549,359.91            3.07
 95,000 < Balance <= 100,000.........          58               5,289,335.35            4.58
100,000 < Balance <= 105,000.........          50               4,904,624.38            4.25
105,000 < Balance <= 110,000.........          32               3,269,054.79            2.83
110,000 < Balance <= 115,000.........          39               4,179,293.19            3.62
115,000 < Balance <= 120,000.........          43               4,819,132.76            4.17
120,000 < Balance <= 125,000.........          24               2,797,984.91            2.42
125,000 < Balance <= 130,000.........          27               3,308,786.86            2.87
130,000 < Balance <= 135,000.........          24               3,023,190.00            2.62
135,000 < Balance <= 140,000.........          28               3,715,625.33            3.22
140,000 < Balance <= 145,000.........          12               1,657,813.58            1.44
145,000 < Balance <= 150,000.........          25               3,561,429.24            3.08
150,000 < Balance <= 200,000.........         102              16,427,105.83           14.22
200,000 < Balance <= 250,000.........          37               8,079,561.65            7.00
250,000 < Balance <= 300,000.........          18               4,717,023.63            4.08
300,000 < Balance <= 350,000.........          12               3,605,323.03            3.12
350,000 < Balance <= 400,000.........           6               2,156,187.01            1.87
400,000 < Balance <= 450,000.........           4               1,370,027.94            1.19
500,000 < Balance <= 550,000.........           1                 530,205.04            0.46
550,000 < Balance <= 600,000.........           2               1,124,062.41            0.97
650,000 < Balance <= 700,000.........           1                 490,328.39            0.42
                                                -                 ----------            ----

   Total.............................       1,348            $115,487,016.17          100.00%
                                            =====             ==============          =======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                              Fixed Rate Loan Group

                                                                Aggregate          % of Aggregate
                 Range of                    Number of           Unpaid               Unpaid
      Current Principal Balances ($)      Mortgage Loans    Principal Balance    Principal Balance
      ------------------------------      --------------    -----------------    -----------------
      0 < Balance <=   5,000.........            1          $       2,629.87            0.00%
  5,000 < Balance <=  10,000.........           37                304,115.63            0.26
 10,000 < Balance <=  15,000.........           74                918,063.01            0.79
 15,000 < Balance <=  20,000.........           53                914,571.84            0.79
 20,000 < Balance <=  25,000.........           50              1,113,186.25            0.96
 25,000 < Balance <=  30,000.........           43              1,165,864.55            1.01
 30,000 < Balance <=  35,000.........           42              1,367,132.32            1.18
 35,000 < Balance <=  40,000.........           54              2,019,270.84            1.75
 40,000 < Balance <=  45,000.........           59              2,522,542.78            2.18
 45,000 < Balance <=  50,000.........           48              2,287,226.01            1.98
 50,000 < Balance <=  55,000.........           43              2,243,762.91            1.94
 55,000 < Balance <=  60,000.........           55              3,149,361.14            2.73
 60,000 < Balance <=  65,000.........           51              3,188,938.98            2.76
 65,000 < Balance <=  70,000.........           34              2,301,601.31            1.99
 70,000 < Balance <=  75,000.........           45              3,277,563.09            2.84
 75,000 < Balance <=  80,000.........           44              3,411,420.33            2.95
 80,000 < Balance <=  85,000.........           29              2,391,877.97            2.07
 85,000 < Balance <=  90,000.........           49              4,289,678.82            3.71
 90,000 < Balance <=  95,000.........           39              3,590,574.48            3.11
 95,000 < Balance <= 100,000.........           53              5,157,332.05            4.47
100,000 < Balance <= 105,000.........           43              4,410,115.73            3.82
105,000 < Balance <= 110,000.........           37              3,976,554.97            3.44
110,000 < Balance <= 115,000.........           36              4,046,136.96            3.50
115,000 < Balance <= 120,000.........           32              3,770,674.37            3.27
120,000 < Balance <= 125,000.........           25              3,064,853.05            2.65
125,000 < Balance <= 130,000.........           27              3,446,872.92            2.98
130,000 < Balance <= 135,000.........           20              2,652,932.71            2.30
135,000 < Balance <= 140,000.........           23              3,165,718.46            2.74
140,000 < Balance <= 145,000.........           19              2,711,765.67            2.35
145,000 < Balance <= 150,000.........           25              3,692,718.42            3.20
150,000 < Balance <= 200,000.........           86             14,509,272.90           12.56
200,000 < Balance <= 250,000.........           34              7,751,904.45            6.71
250,000 < Balance <= 300,000.........           19              5,264,943.05            4.56
300,000 < Balance <= 350,000.........            9              2,947,507.30            2.55
350,000 < Balance <= 400,000.........            4              1,485,479.57            1.29
400,000 < Balance <= 450,000.........            2                828,255.62            0.72
450,000 < Balance <= 500,000.........            1                490,328.39            0.42
500,000 < Balance <= 550,000.........            1                530,205.04            0.46
550,000 < Balance <= 600,000.........            2              1,124,062.41            0.97
                                                 -              ------------            ----

   Total.............................        1,348          $ 115,487,016.17          100.00%
                                             =====          ================          =======

                      DISTRIBUTION OF GROSS MORTGAGE RATES
                              Fixed Rate Loan Group

                                                                   Aggregate        % of Aggregate
                 Range of                        Number of           Unpaid             Unpaid
         Gross Mortgage Rates (%)             Mortgage Loans   Principal Balance   Principal Balance
         ------------------------             --------------   -----------------   -----------------
 7.00 < Rate <=  7.50 ..............                 93         $ 11,210,079.38          9.71%
 7.50 < Rate <=  7.75 ..............                 44            3,964,441.46          3.43
 7.75 < Rate <=  8.00 ..............                175           20,389,488.89         17.66
 8.00 < Rate <=  8.25 ..............                 30            2,534,088.22          2.19
 8.25 < Rate <=  8.50 ..............                 66            8,201,200.75          7.10
 8.50 < Rate <=  8.75 ..............                 48            5,257,925.40          4.55
 8.75 < Rate <=  9.00 ..............                 71            7,278,819.68          6.30
 9.00 < Rate <=  9.25 ..............                 23            2,073,373.08          1.80
 9.25 < Rate <=  9.50 ..............                 49            4,555,196.22          3.94
 9.50 < Rate <=  9.75 ..............                 52            5,060,383.48          4.38
 9.75 < Rate <= 10.00 ..............                 70            6,788,793.79          5.88
10.00 < Rate <= 10.25 ..............                 47            4,526,598.66          3.92
10.25 < Rate <= 10.50 ..............                 62            6,123,334.10          5.30
10.50 < Rate <= 10.75 ..............                 61            5,221,776.05          4.52
10.75 < Rate <= 11.00 ..............                 40            4,494,315.96          3.89
11.00 < Rate <= 11.25 ..............                 23            2,016,157.23          1.75
11.25 < Rate <= 11.50 ..............                 17            1,621,500.67          1.40
11.50 < Rate <= 11.75 ..............                 32            2,573,807.13          2.23
11.75 < Rate <= 12.00 ..............                 47            2,116,023.36          1.83
12.00 < Rate <= 12.25 ..............                 10              981,955.30          0.85
12.25 < Rate <= 12.50 ..............                 21            1,503,812.67          1.30
12.50 < Rate <= 12.75 ..............                 21            1,263,998.68          1.09
12.75 < Rate <= 13.00 ..............                  6              252,936.40          0.22
13.00 < Rate <= 13.25 ..............                  4              316,546.16          0.27
13.25 < Rate <= 13.50 ..............                 11              482,719.10          0.42
13.50 < Rate <= 13.75 ..............                 99            2,321,627.21          2.01
14.00 < Rate <= 14.25 ..............                  1               10,832.79          0.01
14.25 < Rate <= 14.50 ..............                  6               86,453.51          0.07
14.75 < Rate <= 15.00 ..............                 45              975,127.91          0.84
15.50 < Rate <= 15.75 ..............                  2               13,751.09          0.01
15.75 < Rate <= 16.00 ..............                  1               22,810.50          0.02
16.75 < Rate <= 17.00 ..............                  2               24,637.94          0.02
17.50 < Rate <= 18.00 ..............                 57            1,006,528.92          0.87
19.00 < Rate <= 19.50 ..............                  1               24,673.98          0.02
19.50 < Rate <= 20.00 ..............                  2               12,746.38          0.01
20.50 < Rate <= 21.00 ..............                  6              141,857.15          0.12
21.50 < Rate <= 22.00 ..............                  1                9,992.75          0.01
23.50 < Rate <= 24.00 ..............                  2               26,704.22          0.02
                                                      -               ---------          ----

    Total............................             1,348         $115,487,016.17        100.00%
                                                  =====         ===============        =======

                             DISTRIBUTION OF CLTV'S
                              Fixed Rate Loan Group

                                                              Aggregate          % of Aggregate
                                          Number of             Unpaid               Unpaid
          Range of CLTV's (%)          Mortgage Loans     Principal Balance    Principal Balance
          -------------------          --------------     -----------------    -----------------
  5.00 < CLTV <=  10.00............            1           $      2,629.87             0.00%
 10.00 < CLTV <=  15.00............            3                 59,036.73             0.05
 15.00 < CLTV <=  20.00............            2                 82,038.45             0.07
 20.00 < CLTV <=  25.00............            3                 76,671.22             0.07
 25.00 < CLTV <=  30.00............           11                477,771.84             0.41
 30.00 < CLTV <=  35.00............            7                290,193.16             0.25
 35.00 < CLTV <=  40.00............           14              1,143,477.21             0.99
 40.00 < CLTV <=  45.00............           16                947,578.06             0.82
 45.00 < CLTV <=  50.00............           25              1,473,944.35             1.28
 50.00 < CLTV <=  55.00............           25              1,643,872.77             1.42
 55.00 < CLTV <=  60.00............           37              3,281,656.36             2.84
 60.00 < CLTV <=  65.00............           47              4,892,587.20             4.24
 65.00 < CLTV <=  70.00............           64              6,337,670.55             5.49
 70.00 < CLTV <=  75.00............          101             10,754,567.59             9.31
 75.00 < CLTV <=  80.00............          324             30,799,081.72            26.67
 80.00 < CLTV <=  85.00............           87              8,564,487.92             7.42
 85.00 < CLTV <=  90.00............          100             10,193,649.74             8.83
 90.00 < CLTV <=  95.00............          115              8,647,744.31             7.49
 95.00 < CLTV <= 100.00............          218              9,184,788.41             7.95
100.00 < CLTV <= 105.00............           25              2,836,740.07             2.46
105.00 < CLTV <= 110.00............           27              2,987,006.90             2.59
110.00 < CLTV <= 115.00............           19              2,500,968.16             2.17
115.00 < CLTV <= 120.00............           14              1,430,977.80             1.24
120.00 < CLTV <= 125.00............           11                995,236.10             0.86
125.00 < CLTV <= 130.00............           11              1,532,211.22             1.33
130.00 < CLTV <= 135.00............            4                325,412.47             0.28
135.00 < CLTV <= 140.00............            7              1,257,580.45             1.09
140.00 < CLTV <= 145.00............            5                438,830.32             0.38
145.00 < CLTV <= 150.00............            1                 88,300.96             0.08
150.00 < CLTV <= 160.00............            4                374,906.98             0.32
160.00 < CLTV <= 170.00............            4                415,161.83             0.36
170.00 < CLTV <= 180.00............            4                368,011.92             0.32
180.00 < CLTV <= 190.00............            2                174,720,65             0.15
200.00 < CLTV <= 225.00............            3                357,793.95             0.31
250.00 < CLTV <= 275.00............            1                105,155.74             0.09
275.00 < CLTV <= 300.00............            2                135,062.12             0.12
300.00 < CLTV <= 325.00............            2                155,044.43             0.13
350.00 < CLTV <= 375.00............            1                 62,173.13             0.05
525.00 < CLTV <= 550.00............            1                 92,273.51             0.08
                                               =                 =========             ====

  Total............................        1,348           $115,487,016.17           100.00%
                                           =====           ===============           =======

      The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         DISTRIBUTION OF PROPERTY TYPES
                              Fixed Rate Loan Group

                                                              Aggregate          % of Aggregate
                                           Number of            Unpaid               Unpaid
            Property Type               Mortgage Loans    Principal Balance     Principal Balance
            -------------               --------------    -----------------     -----------------
1st Lien Loans:

Residential Condo....................         180          $ 13,657,299.23            11.83%
1-4 Family...........................         687            77,847,251.16            67.41
PUD..................................          91            10,954,302.51             9.49
Townhouse............................          22             1,766,634.14             1.53
Mobile Home Single Wide..............          24             1,053,743.41             0.91
Mobile Home Double Wide..............          73             4,330,130.86             3.75

2nd Lien Loans:

Residential Condo....................          12               237,760.44             0.21
1-4 Family...........................         138             3,151,779.04             2.73
PUD..................................          55             1,622,851.63             1.41
Townhouse............................           5               116,552.61             0.10
Mobile Home Single Wide..............          11               109,503.68             0.09
Mobile Home Double Wide..............          50               639,207.46             0.55
                                               --               ----------             ----

     Total...........................       1,348          $115,487,016.17           100.00%
                                            =====          ===============           =======

                        DISTRIBUTION OF OCCUPANCY STATUS
                              Fixed Rate Loan Group

                                                              Aggregate          % of Aggregate
                                           Number of            Unpaid               Unpaid
            Property Type               Mortgage Loans    Principal Balance     Principal Balance
            -------------               --------------    -----------------     -----------------
Owner Occupied/Prim. Resid...........         1312         $113,581,287.76             98.35%
Vacation/Second Home.................            9              521,608.22              0.45
Non-Owner Occupied/Investor..........           27            1,384,120.19              1.20
                                                --            ------------              ----

    Total............................        1,348         $115,487,016.17            100.00%
                                             =====         ===============            =======

Adjustable Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Adjustable Rate Loan Group. The Adjustable Rate Loan Group consists of 145 of adjustable-rate loans evidenced by Notes secured by Mortgages on the Mortgaged Properties, 18.25%, 16.94%, 7.94% and 6.93% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date of which are located in the states of California, New Jersey, Pennsylvania and Maryland, respectively. The Mortgaged Properties securing the Mortgage Loans in the Adjustable Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. All of the Mortgage Loans in the Adjustable Rate Loan Group are secured by first lien mortgages on the related Mortgaged Properties.

      None of the Mortgage Loans in the Adjustable Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      As of the Cut-Off Date, the Adjustable Rate Mortgage Loans had Mortgage Rates ranging from 7.00% to 13.50% per annum, with a weighted average Mortgage Rate of 8.53% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from 2.10% to 7.00%, with a weighted average gross margin of 4.00%; lifetime rate caps, ranging from 8.00% to 20.50%, with a weighted average lifetime rate cap of 13.94% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from 2.10% to 13.50%, with a weighted average lifetime rate floor of 4.56% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

      As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had original terms to stated maturity of 360 months; had remaining terms to stated maturity ranging from 193 months to 359 months; had a weighted average original term to stated maturity of 360 months; and had a weighted average remaining term to stated maturity of 305 months.

      The Mortgage Loans in the Adjustable Rate Loan Group had CLTV's ranging from 5.41% to 144.25% and the weighted average CLTV of the Mortgage Loans was 83.21%.

      The following tables describe the Mortgage Loans in the Adjustable Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                           Adjustable Rate Loan Group

                                                   Aggregate          % of Aggregate
                             Number of               Unpaid               Unpaid
State                     Mortgage Loans        Principal Balance    Principal Balance
-----                     --------------        -----------------    -----------------
Arizona.................         4              $    315,655.34                1.94%
California..............        11                 2,975,045.19               18.25
Colorado................         8                   943,446.15                5.79
Connecticut.............         5                   851,772.68                5.22
Delaware................         5                   376,984.28                2.31
Florida.................         2                   104,771.70                0.64
Idaho...................         2                    70,442.82                0.43
Illinois................         5                   442,013.34                2.71
Indiana.................         1                    86,236.78                0.53
Kentucky................         2                   106,161.89                0.65
Louisiana...............         6                   374,878.74                2.30
Maryland................         8                 1,130,477.52                6.93
Massachusetts...........         2                   163,838.93                1.01
Minnesota...............         2                   275,486.84                1.69
Missouri................         1                   112,376.19                0.69
New Jersey..............        28                 2,762,311.88               16.94
New York................         7                   803,528.71                4.93
North Carolina..........         2                   190,454.76                1.17
Ohio....................         2                   204,176.83                1.25
Oklahoma................         3                   276,791.00                1.70
Oregon..................         3                   227,305.69                1.39
Pennsylvania............        17                 1,294,838.07                7.94
Rhode Island............         2                    89,805.85                0.55
South Carolina..........         3                   223,195.86                1.37
Texas...................         8                   808,828.54                4.96
Utah....................         2                   357,423.20                2.19
Virginia................         4                   733,839.44                4.50
                                 -                   ----------                ----

   Total................       145              $ 16,302,088.22              100.00%
                               ===              ===============              =======

                         DISTRIBUTION OF ORIGINAL TERMS
                           Adjustable Rate Loan Group

              Range of Months                               Aggregate           % of Aggregate
             From Origination           Number of             Unpaid                Unpaid
            To Stated Maturity       Mortgage Loans     Principal Balance     Principal Balance
            ------------------       --------------     -----------------     -----------------
348 < Orig. Term <= 360...........         145            $16,302,088.22              100.00%
                                           ---            --------------              -------

   Total..........................         145            $16,302,088.22              100.00%
                                           ===            ==============              =======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                           Adjustable Rate Loan Group

     Range of Months                                   Aggregate               % of Aggregate
      Remaining To                 Number of             Unpaid                    Unpaid
     Stated Maturity            Mortgage Loans     Principal Balance         Principal Balance
     ---------------            --------------     -----------------         -----------------
192 < Rem. Term <= 204........          3           $    124,207.01                 0.76%
216 < Rem. Term <= 228........          2                180,822.87                 1.11
228 < Rem. Term <= 240........          3                463,894.08                 2.85
240 < Rem. Term <= 252........         45              3,943,804.46                24.19
252 < Rem. Term <= 264........          8              1,046,359.50                 6.42
264 < Rem. Term <= 276........          3                695,688.99                 4.27
276 < Rem. Term <= 288........          1                223,396.50                 1.37
288 < Rem. Term <= 300........          1                231,243.53                 1.42
324 < Rem. Term <= 336........         16              3,058,540.15                18.76
336 < Rem. Term <= 348........          2                 93,131.08                 0.57
348 < Rem. Term <= 360........         61              6,241,000.05                38.28
                                       --              ------------                -----

   Total......................        145           $ 16,302,088.22               100.00%
                                      ===           ===============               =======

                                    SEASONING
                           Adjustable Rate Loan Group

                                                       Aggregate             % of Aggregate
       Range of Months             Number of             Unpaid                  Unpaid
  Elapsed Since Origination     Mortgage Loans      Principal Balance       Principal Balance
  -------------------------     --------------      -----------------       -----------------
  0 < Age <=  12.............          61            $   6,241,000.05             38.28%
 12 < Age <=  24.............           2                   93,131.08              0.57
 24 < Age <=  36.............          16                3,058,540.15             18.76
 60 < Age <=  72.............           1                  231,243.53              1.42
 72 < Age <=  84.............           1                  223,396.50              1.37
 84 < Age <=  96.............           3                  695,688.99              4.27
 96 < Age <= 108.............           8                1,046,359.50              6.42
108 < Age <= 120.............          47                4,306,993.50             26.42
120 < Age <= 132.............           1                  100,705.04              0.62
132 < Age <= 144.............           2                  180,822.87              1.11
156 < Age <= 168.............           3                  124,207.01              0.76
                                        -                  ----------              ----

   Total.....................         145            $  16,302,088.22            100.00%
                                      ===            ================            =======

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                                                          Aggregate              % of Aggregate
                  Range of                         Number of                Unpaid                    Unpaid
       Original Principal Balances ($)          Mortgage Loans         Principal Balance        Principal Balance
       -------------------------------          --------------         -----------------        -----------------
  20,000 < Balance <=  25,000........                  1               $     23,871.72                  0.15%
  25,000 < Balance <=  30,000........                  1                     29,508.31                  0.18
  35,000 < Balance <=  40,000........                  2                     75,376.54                  0.46
  40,000 < Balance <=  45,000........                  6                    241,539.31                  1.48
  45,000 < Balance <=  50,000........                  4                    180,422.38                  1.11
  50,000 < Balance <=  55,000........                  5                    244,607.11                  1.50
  55,000 < Balance <=  60,000........                  7                    381,755.22                  2.34
  60,000 < Balance <=  65,000........                  8                    485,954.45                  2.98
  65,000 < Balance <=  70,000........                  5                    331,265.41                  2.03
  70,000 < Balance <=  75,000........                  7                    503,255.91                  3.09
  75,000 < Balance <=  80,000........                 14                  1,014,675.89                  6.22
  80,000 < Balance <=  85,000........                  2                    166,094.71                  1.02
  85,000 < Balance <=  90,000........                  6                    483,260.77                  2.96
  90,000 < Balance <=  95,000........                  1                     82,885.95                  0.51
  95,000 < Balance <= 100,000........                  4                    342,138.11                  2.10
 100,000 < Balance <= 105,000........                  7                    660,733.01                  4.05
 105,000 < Balance <= 110,000........                  4                    403,660.61                  2.48
 110,000 < Balance <= 115,000........                  4                    420,730.59                  2.58
 115,000 < Balance <= 120,000........                  7                    705,557.01                  4.33
 120,000 < Balance <= 125,000........                  4                    428,819.61                  2.63
 125,000 < Balance <= 130,000........                  4                    496,352.34                  3.04
 130,000 < Balance <= 135,000........                  3                    372,021.78                  2.28
 135,000 < Balance <= 140,000........                  1                    135,787.18                  0.83
 140,000 < Balance <= 145,000........                  2                    271,039.46                  1.66
 145,000 < Balance <= 150,000........                  6                    827,555.76                  5.08
 150,000 < Balance <= 200,000........                 15                  2,429,649.32                 14.90
 200,000 < Balance <= 250,000........                  5                  1,107,093.82                  6.79
 250,000 < Balance <= 300,000........                  4                    997,039.72                  6.12
 300,000 < Balance <= 350,000........                  3                    912,701.32                  5.60
 350,000 < Balance <= 400,000........                  1                    375,308.59                  2.30
 550,000 < Balance <= 600,000........                  1                    572,999.60                  3.51
 600,000 < Balance <= 650,000........                  1                    598,426.71                  3.67
                                                       -                    ----------                  ----

   Total.............................                145               $ 16,302,088.22                100.00%
                                                     ===                 =============                =======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                                                          Aggregate              % of Aggregate
                  Range of                         Number of                Unpaid                    Unpaid
      Current Principal Balances ($)            Mortgage Loans         Principal Balance        Principal Balance
      ------------------------------            --------------         -----------------        -----------------
  10,000 < Balance <=  15,000........                1              $      14,549.05                 0.09%
  20,000 < Balance <=  25,000........                1                     23,871.72                 0.15
  25,000 < Balance <=  30,000........                1                     29,508.31                 0.18
  35,000 < Balance <=  40,000........                5                    189,116.48                 1.16
  40,000 < Balance <=  45,000........                6                    260,550.68                 1.60
  45,000 < Balance <=  50,000........                5                    235,287.56                 1.44
  50,000 < Balance <=  55,000........                4                    209,223.21                 1.28
  55,000 < Balance <=  60,000........                6                    340,326.89                 2.09
  60,000 < Balance <=  65,000........                8                    495,803.98                 3.04
  65,000 < Balance <=  70,000........                7                    475,033.43                 2.91
  70,000 < Balance <=  75,000........               12                    862,914.54                 5.29
  75,000 < Balance <=  80,000........                9                    702,446.62                 4.31
  80,000 < Balance <=  85,000........                6                    494,801.12                 3.04
  85,000 < Balance <=  90,000........                7                    614,208.40                 3.77
  90,000 < Balance <=  95,000........                3                    281,251.39                 1.73
  95,000 < Balance <= 100,000........                3                    293,257.73                 1.80
 100,000 < Balance <= 105,000........                3                    306,239.70                 1.88
 105,000 < Balance <= 110,000........                4                    427,269.93                 2.62
 110,000 < Balance <= 115,000........                2                    222,545.03                 1.37
 115,000 < Balance <= 120,000........                7                    828,859.12                 5.08
 120,000 < Balance <= 125,000........                1                    120,648.76                 0.74
 125,000 < Balance <= 130,000........                4                    509,445.19                 3.13
 130,000 < Balance <= 135,000........                5                    662,692.99                 4.07
 135,000 < Balance <= 140,000........                3                    406,480.08                 2.49
 140,000 < Balance <= 145,000........                1                    141,416.81                 0.87
 145,000 < Balance <= 150,000........                4                    593,570.68                 3.64
 150,000 < Balance <= 200,000........               12                  1,997,199.06                12.25
 200,000 < Balance <= 250,000........                7                  1,591,390.12                 9.76
 250,000 < Balance <= 300,000........                3                    804,858.45                 4.94
 300,000 < Balance <= 350,000........                2                    620,586.29                 3.81
 350,000 < Balance <= 400,000........                1                    375,308.59                 2.30
 550,000 < Balance <= 600,000........                2                  1,171,426.31                 7.19
                                                     -                  ------------                 ----

    Total............................              145            $   16,302,088.22                100.00%
                                                   ===                =============                =======

                      DISTRIBUTION OF GROSS MORTGAGE RATES
                           Adjustable Rate Loan Group

                                                                          Aggregate              % of Aggregate
                  Range of                         Number of                Unpaid                    Unpaid
         Gross Mortgage Rates (%)               Mortgage Loans         Principal Balance        Principal Balance
      ------------------------------            --------------         -----------------        -----------------

  6.50 < Rate <=  7.00...............                8                $     904,292.53                5.55%
  7.00 < Rate <=  7.50...............               10                    1,121,299.93                6.88
  7.50 < Rate <=  7.75...............                6                      440,838.54                2.70
  7.75 < Rate <=  8.00...............                7                      950,899.77                5.83
  8.00 < Rate <=  8.25...............               31                    4,123,782.31               25.30
  8.25 < Rate <=  8.50...............               32                    3,733,840.49               22.90
  8.50 < Rate <=  8.75...............               24                    2,489,667.40               15.27
  8.75 < Rate <=  9.00...............                3                      249,919.10                1.53
  9.00 < Rate <=  9.25...............                2                      228,643.80                1.40
  9.25 < Rate <=  9.50...............                4                      354,950.85                2.18
  9.50 < Rate <=  9.75...............                2                      115,745.09                0.71
  9.75 < Rate <= 10.00...............                3                      212,229.49                1.30
 10.00 < Rate <= 10.25...............                1                      118,662.93                0.73
 10.25 < Rate <= 10.50...............                1                      300,847.35                1.85
 10.50 < Rate <= 10.75...............                3                      377,789.14                2.32
 11.00 < Rate <= 11.25...............                3                      318,034.04                1.95
 11.25 < Rate <= 11.50...............                1                       55,126.12                0.34
 11.50 < Rate <= 11.75...............                1                       39,372.36                0.24
 11.75 < Rate <= 12.00...............                1                       40,934.51                0.25
 12.25 < Rate <= 12.50...............                1                       52,196.57                0.32
 13.25 < Rate <= 13.50...............                1                       73,015.90                0.45
                                                     -                       ---------                ----

   Total.............................              145                $  16,302,088.22              100.00%
                                                   ===                   =============              =======

                          DISTRIBUTION OF GROSS MARGINS
                           Adjustable Rate Loan Group

                                                                          Aggregate              % of Aggregate
                  Range of                         Number of                Unpaid                    Unpaid
        Range of Gross Margins (%)              Mortgage Loans         Principal Balance        Principal Balance
      ------------------------------            --------------         -----------------        -----------------
2.00 < Margin <= 2.50................                2              $      76,333.86                    0.47%
2.50 < Margin <= 3.00................               80                  9,891,623.23                   60.68
4.50 < Margin <= 5.00................               11                  1,243,220.34                    7.63
5.00 < Margin <= 5.50................               17                  1,603,906.39                    9.84
5.50 < Margin <= 6.00................               10                  1,165,018.43                    7.15
6.00 < Margin <= 6.50................                5                    694,330.17                    4.26
6.50 < Margin <= 7.00................               20                  1,627,655.80                    9.98
                                                    --                  ------------                    ----

   Total.............................              145              $  16,302,088.22                  100.00%
                                                   ===                 =============                  =======

                       DISTRIBUTION OF LIFETIME RATE CAPS
                           Adjustable Rate Loan Group

                                                                          Aggregate               % of Aggregate
                 Range of                         Number of                 Unpaid                    Unpaid
          Lifetime Rate Caps (%)               Mortgage Loans         Principal Balance         Principal Balance
          ----------------------               --------------         -----------------         -----------------
  7.50 < Cap <=  8.00.................                2              $     643,710.61                   3.95%
 11.50 < Cap <= 12.00.................                1                    237,866.71                   1.46
 12.50 < Cap <= 13.00.................               23                  2,763,864.50                  16.95
 13.00 < Cap <= 13.50.................               36                  3,248,176.49                  19.92
 13.50 < Cap <= 14.00.................               22                  2,295,694.65                  14.08
 14.00 < Cap <= 14.50.................               17                  2,243,608.22                  13.76
 14.50 < Cap <= 15.00.................                9                  1,001,760.85                   6.14
 15.00 < Cap <= 15.50.................               12                  1,500,064.34                   9.20
 15.50 < Cap <= 16.00.................               15                  1,420,611.72                   8.71
 16.00 < Cap <= 16.50.................                3                    663,270.44                   4.07
 16.50 < Cap <= 17.00.................                1                     86,236.78                   0.53
 20.00 < Cap <= 20.50.................                1                     73,015.90                   0.45

             Uncapped                                3                    124,207.01                   0.76
                                                     -                    ----------                   ----

    Total............................              145              $  16,302,088.22                 100.00%
                                                   ===                 =============                 =======

                      DISTRIBUTION OF LIFETIME RATE FLOORS*
                           Adjustable Rate Loan Group

                                                                          Aggregate               % of Aggregate
                 Range of                         Number of                 Unpaid                    Unpaid
          Lifetime Rate Floor (%)              Mortgage Loans         Principal Balance         Principal Balance
          -----------------------              --------------         -----------------         -----------------
  2.00 < Floor <=  2.50..............                2               $      76,333.86                   0.47%
  2.50 < Floor <=  3.00..............               80                   9,891,623.23                  60.68
  4.50 < Floor <=  5.00..............                4                     497,222.10                   3.05
  5.00 < Floor <=  5.50..............                6                     510,918.45                   3.13
  5.50 < Floor <=  6.00..............                3                     329,642.57                   2.02
  6.00 < Floor <=  6.50..............                1                      62,985.12                   0.39
  6.50 < Floor <=  7.00..............               19                   2,269,157.95                  13.92
  7.00 < Floor <=  7.50..............                7                     597,517.86                   3.67
  7.50 < Floor <=  8.00..............                4                     310,089.98                   1.90
  8.00 < Floor <=  8.50..............                5                     602,742.09                   3.70
  8.50 < Floor <=  9.00..............                3                     252,286.19                   1.55
  9.00 < Floor <=  9.50..............                2                     234,605.87                   1.44
  9.50 < Floor <= 10.00..............                8                     593,947.05                   3.64
 13.00 < Floor <= 13.50..............                1                      73,015.90                   0.45
                                                     -                      ---------                   ----
    Total............................               145                $16,302,088.22                 100.00%
                                                    ===                ==============                 =======

*Mortgage Loans without floors were assumed to have floors equal to the related gross margin.

                             DISTRIBUTION OF CLTV'S
                           Adjustable Rate Loan Group

                                                                    Aggregate               % of Aggregate
                                            Number of                 Unpaid                    Unpaid
            Range of CLTV's (%)          Mortgage Loans         Principal Balance         Principal Balance
            -------------------          --------------         -----------------         -----------------
   5.00 < CLTV <=  10.00.............            1             $      14,549.05                   0.09%
  20.00 < CLTV <=  25.00.............            1                    70,583.42                   0.43
  25.00 < CLTV <=  30.00.............            1                    23,871.72                   0.15
  35.00 < CLTV <=  40.00.............            3                   256,611.48                   1.57
  40.00 < CLTV <=  45.00.............            3                   194,146.61                   1.19
  45.00 < CLTV <=  50.00.............            5                   528,798.30                   3.24
  50.00 < CLTV <=  55.00.............            4                   259,733.79                   1.59
  55.00 < CLTV <=  60.00.............            7                   580,090.12                   3.56
  60.00 < CLTV <=  65.00.............            8                   804,672.90                   4.94
  65.00 < CLTV <=  70.00.............           10                 1,074,359.30                   6.59
  70.00 < CLTV <=  75.00.............           12                   981,066.61                   6.02
  75.00 < CLTV <=  80.00.............           56                 6,065,926.78                  37.21
  80.00 < CLTV <=  85.00.............            7                   985,869.51                   6.05
  85.00 < CLTV <=  90.00.............            6                   731,390.88                   4.49
  90.00 < CLTV <=  95.00.............            5                   675,061.33                   4.14
  95.00 < CLTV <= 100.00.............            2                   215,588.50                   1.32
 100.00 < CLTV <= 105.00.............            2                   126,898.56                   0.78
 105.00 < CLTV <= 110.00.............            2                   185,436.58                   1.14
 110.00 < CLTV <= 115.00.............            1                   154,868.16                   0.95
 115.00 < CLTV <= 120.00.............            1                    89,559.43                   0.55
 125.00 < CLTV <= 130.00.............            3                   913,145.06                   5.60
 130.00 < CLTV <= 135.00.............            3                   900,787.83                   5.53
 140.00 < CLTV <= 145.00.............            2                   469,072.30                   2.88
                                                 -                   ----------                   ----
    Total............................          145               $16,302,088.22                 100.00%
                                               ===               ==============                 =======

         The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         DISTRIBUTION OF PROPERTY TYPES
                           Adjustable Rate Loan Group

                                                                 Aggregate           % of Aggregate
                                             Number of             Unpaid                Unpaid
               Property Type              Mortgage Loans     Principal Balance     Principal Balance
               -------------              --------------     -----------------     -----------------
1st Lien Loans:

Residential Condo....................            13         $   1,232,194.55               7.56%
1-4 Family...........................           101            11,720,700.12              71.90
PUD..................................            21             2,637,902.23              16.18
Townhouse............................             3               326,503.45               2.00
Mobile Home Double Wide..............             7               384,787.87               2.36
                                                  -               ----------               ----
   Total.............................           145           $16,302,088.22             100.00%
                                                ===           ==============             =======

                        DISTRIBUTION OF OCCUPANCY STATUS
                           Adjustable Rate Loan Group

                                                                 Aggregate           % of Aggregate
                                             Number of             Unpaid                Unpaid
               Property Type              Mortgage Loans     Principal Balance     Principal Balance
               -------------              --------------     -----------------     -----------------
Owner Occupied.......................            145        $16,302,088.22              100.00%
                                                 ---        --------------              -------

    Total............................            145        $16,302,088.22              100.00%
                                                 ===        ==============              =======

Interest Payments on the Mortgage Loans

         The Mortgage Loans in the Trust are Actuarial Loans. An "Actuarial Loan" provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment consists of an amount of interest equal to 1/12 of the coupon of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. Scheduled monthly payments made by obligors on Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                             THE UNAFFILIATED SELLER

         The Unaffiliated Seller, a Delaware corporation, is an indirect wholly owned subsidiary of Wilshire Financial Services Group Inc. Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG"), is a publicly traded company primarily engaged in the acquisition of pools of performing, sub-performing and non-performing residential and commercial loans, as well as foreclosed real estate. WFSG also acquires mortgage-backed securities, purchases newly originated loans conforming to its guidelines and services loans for third parties. At September 30, 1997, WFSG and its subsidiaries had total assets of approximately $1.4 billion.

         The Unaffiliated Seller was organized as a limited purpose company to acquire residential mortgage loans and manufactured housing loans under guidelines established by it, to acquire other mortgage loans from time to time as opportunities arise, to finance such acquisitions under a loan warehousing agreement with Prudential Securities Credit Corporation, an affiliate of the Underwriter, and to hold such loans as investments or transfer or sell such loans through securitizations or otherwise. See "Underwriting." The Unaffiliated Seller's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205. Its telephone number is (503) 223-5600.

         The only obligations, if any, of the Unaffiliated Seller with respect to the Certificates will be pursuant to certain representations and warranties with respect to the Mortgage Loans.

                                  THE SERVICER

         Wilshire Servicing Corporation, a Delaware corporation (the "Servicer"), is a wholly owned subsidiary of WFSG and is principally engaged in the loan servicing business. Currently, the Servicer retains Wilshire Credit Corporation, an affiliate through common ownership ("WCC"), to sub-service portfolios of loans and other assets as to which it has the servicing rights. The Servicer will retain WCC to act as its sub-servicer with respect to the mortgage loans underlying the Certificates.

                                THE SUB-SERVICER

         The information set forth in this section has been provided by Wilshire Credit Corporation, and neither the Unaffiliated Seller, the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

General

         The Sub-Servicer, Wilshire Credit Corporation, a Nevada corporation, is a privately held corporation based in Portland, Oregon. Wilshire Credit Corporation's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205. The telephone number of such offices is (503) 223-5600.

         WCC is primarily engaged in the specialty loan servicing and resolution business. In December 1996, WFSG entered into a loan servicing agreement with WCC pursuant to which WCC acts as sub-servicer for WFSG and the Servicer and provides loan portfolio management services, including billing, portfolio administration and collection services for WFSG's pools of loans. At September 30, 1997, WCC was servicing approximately $2.5 billion of assets, including (i) approximately $1.2 billion aggregate principal amount of loans for WFSG; (ii) approximately $1.3 billion aggregate principal amount of loans for third parties (including approximately $645.2 million of loans previously securitized by WFSG and its affiliates); and (iii) approximately $92.4 million aggregate principal amount of loans owned by it and certain affiliates. WCC has developed specialized procedures and proprietary software designed to effectively service performing, non-performing and sub-performing loans. WCC designs a servicing plan for each underlying loan and property in a pool of loans that it has been requested to service that is intended to maximize the cash flow from that loan or property. WCC then actively services each loan and property to maximize cash flow. Non-performing loans are resolved as quickly as possible (generally within one to two years) through foreclosure, compromise, a discounted payoff or reinstatement. Performing loans are actively serviced to ensure timely and accurate payments over their remaining lives.

         At September 30, 1997, WCC and its non-public affiliates had total assets of approximately $149.3 million. Substantially all of WCC's servicing rights have not been capitalized and therefore are not reflected on their combined balance sheet. For the nine months ended September 30, 1997, WCC and its non-public affiliates had a net loss of approximately $4.0 million. At September 30, 1997, WCC and its non-public affiliates had approximately 235 employees, principally engaged in servicing operations.

80/20 Program Underwriting Guidelines

         As more fully described below under "Qualifications of Originators," there are various types of Originators that may participate in the Unaffiliated Seller's 80/20 Program. Under the Unaffiliated Seller's 80/20 Program, the Unaffiliated Seller purchased the Mortgage Loans pursuant to standard underwriting guidelines contained in the Unaffiliated Seller's originator guide, as modified from time to time, used by the Unaffiliated Seller and unaffiliated third party correspondents (the "the Unaffiliated Seller's Guidelines"). The underwriting guidelines are described below.

         The Unaffiliated Seller's Guidelines. The Unaffiliated Seller's Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for any Certificates backed by such loans.

         Substantially all loans originated or purchased by the Unaffiliated Seller are subjected to such Guidelines. The underwriting process is intended to assess both the prospective borrower's creditworthiness, capacity to repay and collateral. The fixed-rate and adjustable-rate loans are generally fully amortized over a fifteen or thirty year schedule. The properties securing the loans are primarily single family, owner occupied residences. Occasionally, loans are originated or acquired on condominiums, townhouses or a pre-fabricated manufactured unit affixed to a permanent foundation. No land loans are acquired.

         Under the Guidelines, the weighted average CLTV of the Unaffiliated Seller's loans will not exceed 100% at the time of origination. The CLTV is defined as the ratio, expressed as a percentage, of the sum of the principal balance of a Mortgage Loan as of the Cut-Off Date and the principal balance at the time of origination or, if available, the current principal balance, of such Mortgage Loan of any mortgage loan which has a prior lien against the Mortgaged Property (a "Senior Mortgage Loan"), regardless of any lesser amount actually outstanding (computed at the time of the origination of the Mortgage Loan or, if available, the current principal balance) to the appraised value of the related Mortgaged Property at the time of origination of the Mortgage Loan or, with respect the Purchased Loans, a more recent broker price opinion, if available. Complete documentation for any senior deeds of trust are reviewed and approved by the Unaffiliated Seller's underwriting staff. Negative amortization on underlying loans will disqualify a borrower's loan application.

         Generally, the borrower is required to have an acceptable credit history given the amount of equity available, the strength of the employment history and income stability. Income, employment, and deed of trust status is verified for each applicant by telephone and/or written inquiry, examination of tax returns, pay check stubs, court supported documents or bank statements. Self-employed applicants provide tax returns for two years on their businesses and personal and business financial statements.

         The value of each property proposed as security for a mortgage loan is determined by a full appraisal. Such appraisals are completed by an appraiser licensed or certified by the state where the property is located. The results of an appraisal are documented on FNMA-approved forms and include a diagram of the dwelling, the calculation of square footage, a location map, and photos of the front and rear of the property as well as a street view of the property. The appraisal documentation is supplemented with appropriate clarifying comments regarding such matters as market influences and property condition. Review appraisals are frequently requested on all properties by the Unaffiliated Seller approved review appraisers.

         Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         The Unaffiliated Seller's Guidelines require title insurance coverage issued by an approved American Land Title Association or California Land Title Association title insurance company on each loan the Unaffiliated Seller purchases. The Unaffiliated Seller, the related Originator and their assignees are generally named as the insureds. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

         The applicant is required to secure hazard insurance in an amount sufficient to cover the new loan and any prior mortgage. The Unaffiliated Seller or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Unaffiliated Seller or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes of cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Unaffiliated Seller may acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Unaffiliated Seller's Guidelines (such guidelines, the "Approved Guidelines"). Certain of the Mortgage Loans have been acquired in negotiated transactions, and such negotiated transactions are governed by agreements ("Master Loan Transfer Agreements") relating to ongoing acquisitions of Mortgage Loans by the Unaffiliated Seller from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Unaffiliated Seller; the Unaffiliated Seller will review or cause to be reviewed all of the Mortgage Loans in any delivery of Mortgage Loans from the related Originator for conformity with the Approved Guidelines.

         The underwriting standards utilized in negotiated transactions and Master Loan Transfer Agreements may vary from the Unaffiliated Seller's Guidelines. The Approved Guidelines are designed to provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability, or the adequacy of the Mortgaged Property as collateral, or a combination of both. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

         Quality Control. The Unaffiliated Seller's quality control department generally reviews loan files originated or purchased. Loan files are reviewed prior to approval for completeness, accuracy, and compliance with the Unaffiliated Seller's underwriting criteria and applicable regulations.

         Qualifications of Originators. Each Originator from which a Mortgage Loan is acquired has been accepted by the Unaffiliated Seller for participation in the Unaffiliated Seller's 80/20 Program. Originators that enter into Master Loan Transfer Agreements and which meet the following qualifications are hereinafter referred to as "Participating Originators." As of the date of approval, each Participating Originator is generally required to have a specified minimum level of experience in originating mortgage loans.

         The Unaffiliated Seller may waive or modify any of the foregoing requirements for Participating Originators. Among unaffiliated Originators, only Participating Originators may enter into Master Loan Transfer Agreements with the Unaffiliated Seller. The Unaffiliated Seller will assign any representations and warranties made by any unaffiliated Originator with respect to the Mortgage Loans originated by it and acquired by the Trust.

         All affiliated and unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards.
However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Unaffiliated Seller's Guidelines may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         Representations by Originators. Each Originator has made representations and warranties in respect of the Mortgage Loans sold by such Originator. Such representations and warranties include, among other things, that at the time of the sale by the Originator of each Mortgage Loan to the Unaffiliated Seller: (i) the information with respect to each Mortgage Loan is true and correct as of the related date of sale; (ii) each Mortgage Loan was underwritten in accordance with the Unaffiliated Seller's Guide; (iii) each Mortgage Loan has, at the date of sale, either a title insurance policy or a title insurance binder or certificate and, if necessary, an applicable assignment endorsement; (iv) each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority agreed upon; (v) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vi) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         The Unaffiliated Seller will assign to the Trustee for the benefit of the Owners of the Certificates all of its right, title and interest in the Loan Purchase Agreement insofar as any such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If the Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners of the Certificates in such Mortgage Loan within a time period specified in the Pooling and Servicing Agreement, the Unaffiliated Seller will be obligated to purchase from the Trust such Mortgage Loan at the Repurchase Price.

Servicing

         Delinquency and Foreclosure Statistics. No information is provided herein with respect to the Sub-Servicer's mortgage loan servicing portfolio. The Sub-Servicer's servicing portfolio was acquired from, and originated by, a variety of institutions. The Sub-Servicer does not believe that the information regarding the delinquency, loss and foreclosure experience of its servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of the Sub-Servicer's servicing portfolio may include (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans. In addition, the Sub-Servicer's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

                                 USE OF PROCEEDS

         The Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Trust to the purchase of the Mortgage Loans from the Depositor. Such net proceeds will represent the purchase price to be paid by the Depositor to the Unaffiliated Seller for the Mortgage Loans.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on a Certificate Owner's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of the Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Unaffiliated Seller. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. Neither the Unaffiliated Seller nor the Depositor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

Projected Prepayments and Yields for Offered Certificates

         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         87.63% by current aggregate principal balance of the Mortgage Loans are Fixed Rate Mortgage Loans. The rate of prepayments with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

          The Final Scheduled Distribution Date for each Class of the Offered Certificates is as follows:

                                                       Final Scheduled
                        Class                         Distribution Date
                        -----                         -----------------
              Class A-1 Certificates:                  January 25, 2013
              Class A-2 Certificates:                      May 25, 2015
              Class A-3 Certificates:                  October 25, 2018
              Class A-4 Certificates:                 November 25, 2021
              Class A-5 Certificates:                      May 25, 2028
              Class A-6 Certificates:                      May 25, 2028
              Class A-7 Certificates:                   March 25,  2028
              Class M-1 Certificates:                      May 25, 2028
              Class M-2 Certificates:                      May 25, 2028
              Class M-3 Certificates:                      May 25, 2028

         The Final Scheduled Distribution Date for each Class of Offered Certificates is calculated as of the date on which the related original Certificate Principal Balance, as set forth under the Modeling Assumptions described below, less all amounts previously distributed as principal, would be reduced to zero, plus 13 months, assuming that no Prepayments are received on the Mortgage Loans, that scheduled payments of principal and interest on each Mortgage Loan are timely received, that no Realized Losses occur on the Mortgage Loans, that the Pass-Through Rate for each Certificate is as listed under the Modeling Assumptions, and that there is no optional termination by the party named in the Pooling and Servicing Agreement of the Trust. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Certificate Principal Balance of the Offered Certificates and (ii) the Servicer may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Original Aggregate Principal Balance and if the Servicer does not exercise such right, the Trustee shall offer the Mortgage Loans in an auction sale.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. This Prospectus Supplement uses two models for prepayment assumptions (the "Prepayment Assumption"). The model for the Offered Certificates (other than the Variable Rate Certificates) is the "Home Equity Prepayment" or "HEP" model which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 16% HEP assumes a constant prepayment rate of 1.6% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.6% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 16% HEP assumes a constant prepayment rate of 16% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

         The model for the Variable Rate Certificates is the "Constant Prepayment Rate" or "CPR" which represents an assumed annualized rate of prepayment relative to the then-outstanding principal balance on a pool of new mortgage loans. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

         The   Prepayment   Assumptions  do  not  purport  to  be  a  historical
description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

          The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the first day of each month commencing in December 1997 (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in November 1997 (or as set forth in the following table) and include 30 days' interest thereon; (v) the Offered Certificates are purchased on December 12, 1997; (vi) the original Certificate Principal Balance and Pass-Through Rate of the Class A-1 Certificates are equal to $36,217,000 and 6.180%, respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-2
Certificates  are equal to $10,000,000  and 6.650%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  A-3
Certificates  are equal to $12,000,000  and 6.720%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  A-4
Certificates  are equal to $12,000,000  and 6.865%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  A-5
Certificates  are equal to $10,000,000  and 7.255%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  A-6
Certificates  are equal to $16,302,000  and 6.280%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  A-7
Certificates  are equal to  $8,912,000  and 6.835%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  M-1
Certificates  are equal to  $8,236,000  and 7.180%,  respectively,  the original
Certificate   Principal   Balance  and  Pass-Through   Rate  of  the  Class  M-2
Certificates  are equal to  $7,578,000  and 7.425%,  respectively,  the original
Certificate Principal Balance and Pass-Through Rate of the Class M-3 Certificates are equal to $6,260,000 and 7.770%, respectively, and the original Certificate Principal Balance and Pass-Through Rate of the Class B Certificates are equal to $4,284,104.39 and 8.990%, respectively; (vii) one-month LIBOR is equal to 6.000%; (viii) the indices for the Adjustable Rate Mortgage Loans are, for six-month LIBOR, 5.906%, for one year CMT, 5.470%, for three year CMT, 5.720%, for five year CMT, 5.770% and for the six-month Treasury bill, 5.350%,
(ix) the Trustee's Fee is equal to 0.05% per annum and (x) the Trust Fund consists of Mortgage Loans having the following characteristics:

                                                                                Weighted     Weighted
                                                                 Weighted       Average      Average
                                                                  Average       Remaining    Remaining   Weighted
                                                 Weighted         Mortgage       Term to      Term to     Average
                Pool          Principal          Average        Rate Net of    Amortization    Balloon   Seasoning
    Type       Number          Balance         Mortgage Rate   Servicing Fee     (months)     (months)    (months)
    ----       ------          -------         -------------   -------------     --------     --------    --------
     ARM          1          6,260,620.62          8.831           8.456           355           N/A           5
     ARM          2          1,711,585.10          8.312           7.937           252           N/A         108
     ARM          3          4,999,987.64          8.395           8.020           257           N/A         103
     ARM          4          2,972,559.55          8.244           7.869           323           N/A          37
     ARM          5            285,590.44          8.625           8.250           244           N/A         116
     ARM          6             71,744.87          7.628           7.253           195           N/A         165
   FIXED          7          4,637,611.69          8.924           8.549           190           N/A          82
   FIXED          8         78,361,479.04          8.773           8.398           280           N/A          80
   FIXED          9          5,989,500.90         14.553          14.178           175           N/A           6
   FIXED         10         26,498,424.54         10.787          10.412           354           N/A           6

                                  Weighted
                       Weighted    Average                        Weighted
                        Average      Net          Weighted         Average        First      Reset
             Pool        Gross    Lifetime       Average Net      Interest        Reset    Frequency
  Type      Number      Margin      Cap        Lifetime Floor   Adjustment Cap   (months)   (months)   Index Code
  ----      ------      ------      ---        --------------   --------------   --------   --------   ----------
   ARM        1        5.902       13.667          6.958            1.402            3          6      6-Mo LIBOR
   ARM        2        2.963       14.455          2.588            1.000            3          6      6-Mo T-Bill
   ARM        3        2.806       14.543          2.453            2.973            6         12      1-Year CMT
   ARM        4        2.750       12.557          2.375            2.000            25        12      1-Year CMT
   ARM        5        2.750       15.125          2.375            2.000            26        36      3-Year CMT
   ARM        6        2.473       99.000          2.098           99.000            13        60      5-Year CMT

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Offered Certificates also will be influenced by the overcollateralization of the Offered Certificates because collections payable to the Class B Certificates as principal are limited by the Pooling and Servicing Agreement and are applied as principal prepayments to the Offered Certificates then entitled to receive principal distributions until the outstanding aggregate principal balance of the Offered Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans by the Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Offered Certificates, thereby shortening their respective weighted average lives.

         Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Offered Certificates, assuming that the Mortgage Loans prepay according to the indicated percentages of the related Prepayment Assumption:

                             Prepayment Assumptions*

Base Case        Assumption I   Assumption II   Assumption III   Assumption IV    Assumption V
---------        ------------   -------------   --------------   -------------    ------------
HEP:  16%             100%           70%             80%             120%             150%
CPR:  25%             100%           70%             80%             120%             150%

*As a percentage of the specified base case.

                             Weighted Average Lives
                                    Class A-1

     Prepayment                        Weighted Average     Earliest Retirement
     Assumption (CPR)                   Life (Years)(1)           Date(2)
     ----------------                   ---------------           -------
     I..............................         0.82               09/25/1999
     II.............................         1.14               06/25/2000
     III............................         1.01               02/25/2000
     IV.............................         0.69               05/25/1999
     V..............................         0.56               02/25/1999

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-2

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        2.11               05/25/2000
     II.............................        2.99               06/25/2001
     III............................        2.62               12/25/2000
     IV.............................        1.75               12/25/1999
     V..............................        1.39               07/25/1999

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-3

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        2.93              05/25/2001
     II.............................        4.22              12/25/2002
     III............................        3.69              05/25/2002
     IV.............................        2.43              10/25/2000
     V..............................        1.91              02/25/2000


(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class A-4

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        4.89              11/25/2004
     II.............................        7.81              08/25/2009
     III............................        6.63              04/25/2008
     IV.............................        3.82              03/25/2003
     V..............................        2.62              01/25/2001


(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-5

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
    I..............................        12.62              01/25/2009
    II.............................        16.37              07/25/2012
    III............................        15.08              03/25/2011
    IV.............................        10.09              04/25/2007
    V..............................         5.84              06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-6

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        3.27               01/25/2009
     II.............................        4.64               07/25/2012
     III............................        4.09               03/25/2011
     IV.............................        2.67               04/25/2007
     V..............................        2.04               06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class A-7

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        7.37               01/25/2009
     II.............................        8.01               07/25/2012
     III............................        7.75               03/25/2011
     IV.............................        7.14               04/25/2007
     V..............................        6.97               06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-1

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        8.03               01/25/2009
     II.............................       10.65               07/25/2012
     III............................        9.64               03/25/2011
     IV.............................        6.89               04/25/2007
     V..............................        6.16               06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-2

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        8.03               01/25/2009
     II.............................       10.65               07/25/2012
     III............................        9.64               03/25/2011
     IV.............................        6.89               04/25/2007
     V..............................        6.16               06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-3

                                          Weighted
     Prepayment                         Average Life            Earliest
     Assumption (HEP)                    (Years)(1)        Retirement Date(2)
     ----------------                    ----------        ------------------
     I..............................        8.03               01/25/2009
     II.............................       10.65               07/25/2012
     III............................        9.64               03/25/2011
     IV.............................        6.89               04/25/2007
     V..............................        6.16               06/25/2005

(1)  Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

         There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Offered Certificates

         The effective yield to the Owners of the Offered Certificates (other than the Variable Rate Certificates) will be lower than the yield otherwise produced by the related Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, such removal or addition will be noted in the current report on Form 8-K. Also, the Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates. The Certificates will be issued by Wilshire Mortgage Loan Trust 1997-2, a trust to be organized under the laws of the State of New York. Only the Offered Certificates are offered hereby. The Class B Certificates, the Class C Certificates and the Class R Certificates are not being offered hereby. The Offered Certificates together with the Class B Certificates, the Class C Certificates and the Class R Certificates are herein referred to as the "Certificates."

         Persons in whose name a Certificate is registered in the register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of beneficial owners of Offered Certificates held through DTC, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

Distribution Dates

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account (the "Certificate Account"). All funds in the Certificate Account shall be invested and reinvested by the Trustee for the benefit of the Servicer, in investments permitted under the Pooling and Servicing Agreement ("Eligible Investments").

         Three Business Days prior to the related Distribution Date (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Certificate Account, including Loan Purchase Prices and amounts necessary to remedy the shortfall in principal balance of any replacement Mortgage Loan ("Substitution Amounts"), reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account, (iii) all amounts reimbursable to the Servicer, and (iv) the Servicing Fee. The "Due Dates" occur throughout the month with respect to any Distribution Date. The "Determination Date" is the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. "Remittance Period" means the calendar month immediately preceding the month in which the related Remittance Date occurs. See "The Pooling and Servicing Agreement -- Payments on Mortgage Loans and Contracts" in the Prospectus.

          The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections (such payment, "Compensating Interest") of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full; provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Distributions

         Distributions on the Certificates will be made on each Distribution Date to Owners of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Interest Distributions

         On each Distribution Date, the Trustee will withdraw the Interest Remittance Amount for each Loan Group from amounts on deposit in the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

         (a)   The Interest Remittance Amount  shall be applied as follows:

               (i) to the Trustee, the Trustee Fee for each Loan Group and Distribution Date;

               (ii) to the Class A Certificates, the related Class Current Interest for such Distribution Date on a pro rata basis among such Classes;

               (iii) any remaining amounts shall be applied in the following order of priority:

                    (A) to the Class M-1 Certificates the related Current Interest;

                    (B) to the Class M-2 Certificates the related Current Interest;

                    (C) to the Class M-3 Certificates the related Current Interest;

                    (D)  to  the  Class  B  Certificates   the  related  Current
               Interest;

                  (b) any remaining interest amounts shall constitute the "Excess Interest Amount" for such Distribution Date and shall be allocated as described herein under "--Credit Enhancement."

         The foregoing discussion contained defined terms which are described herein under "--Definitions."

Principal Distributions

         On each Distribution Date, the Trustee will withdraw the Aggregate Collected Principal Amount from amounts on deposit in the Certificate Account and apply such amount together with any Extra Principal Distribution Amount in the following order of priority, in each case, to the extent of the funds remaining therefor:

         (a) Amounts up to the Principal Distribution Amount as follows:

                  (i) from the Class A Principal Distribution Amount, concurrently, (x) to the Class A-6 Certificates, the Class A-6 Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A Certificates (other than the Class A-6 Certificates), the Fixed Rate Loan Group Principal Allocation, allocated in the following order of priority:

                           (1) to the  Class  A-7  Certificates,  the  Class A-7
                  Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                           (2) sequentially,  to the Class A-1, Class A-2, Class
                  A-3, Class A-4, Class A-5 and Class A-7 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero;

                  (ii) from any amount remaining, to the Class M-1, Class M-2, Class M-3 and Class B Certificates on a pro rata basis; and

         (b) Any remaining principal amounts shall be included in the Excess Interest Amount and shall be allocated as described herein under "--Credit Enhancement"; provided, however, that if a Cumulative Loss Trigger Event is in effect, such amount shall be distributed sequentially, to the Class B, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero.

         Notwithstanding the priority set forth in clause (i) above, if the aggregate Class Certificate Principal Balance of the Class M Certificates and the Class B Certificates is reduced to zero, the Class A Principal Distribution Amount will be distributed concurrently to each Class of Senior Certificates on a pro rata basis in accordance with their respective Class Certificate Principal Balances.

         The foregoing discussion contained defined terms which are described herein under "--Definitions."

Credit Enhancement

         General. The credit enhancement provided for the benefit of the Owners of the Offered Certificates consists of (x) subordination of the Subordinate Certificates, (y) the application of the Excess Interest Amount to fund Realized Losses and (z) the overcollateralization mechanics which utilize the internal cash flows of the Trust as described below.

         Subordination of the Subordinate Certificates. The rights of the Owners of the Mezzanine Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

         In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates.

         The rights of the Owners of the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Mezzanine Certificates.

         Allocation of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the outstanding principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the Overcollateralization Amount or the application of the Excess Interest Amount, the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will bear such loss.

         If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Mezzanine Certificates or the Class B Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an Applied Realized Loss Amount for the applicable Class and interest will not accrue on such amount. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions and --Credit Enhancement."

         Overcollateralization Provisions. The weighted average Mortgage Rate, net of the Servicing Fee and Trustee Fee, for the Mortgage Loans generally is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied, to the extent available, to make accelerated payments of principal (i.e. the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Class Certificate Balance to amortize more rapidly than the Mortgage Loans, resulting in overcollateralization. This excess interest for a Remittance Period, together with interest on the Overcollateralization Amount itself, is the "Excess Interest Amount."

         The target level of overcollateralization for any Distribution Date is the Required Overcollateralization Amount. The Required Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $3,624,200.37. Since the actual level of the Overcollateralization Amount is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of the Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount is expected to increase to the level of the Required Overcollateralization Amount.

         If, once the Required Overcollateralization Amount has been reached, Realized Losses not accounted for by an application of the Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Required Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Aggregate Collected Principal Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the Aggregate Collected Principal Amount not distributed as principal on the Offered Certificates therefore releases overcollateralization from the Trust Fund. The amounts of such releases are the "Overcollateralization Reduction Amounts."

         On any Distribution Date, the sum on the Excess Interest Amount and the Overcollateralization Reduction Amount is the "Excess Cashflow Amount," which is required to be applied in the following order of priority on such Distribution
Date:

          (a) to the Owners of the Class A-6 Certificates, to fund any LIBOR Shortfall Amount;

          (b)  to  fund  the  Extra  Principal   Distribution   Amount  of  such
     Distribution Date;

          (c) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

          (d) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

          (e) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

          (f) to fund the Class B Realized Loss Amortization Amount for such Distribution Date; and

          (g) any amounts remaining shall be distributed to the Owners of the Class C Certificates; and

          (h) any amounts remaining thereafter shall be distributed to the Owners of the Class R Certificates.

Definitions

         For purposes of the foregoing, the following terms have the respective meanings set forth below:

         Accrual Period: For each Distribution Date with respect to the Offered Certificates (other than the Variable Rate Certificates), the calendar month immediately preceding the month in which the Distribution Date occurs. For each Distribution Date with respect to the Variable Rate Certificates, the period from the 25th day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date with respect to the December 1997 Distribution Date) to the 24th day of the month in which such Distribution Date occurs.

         Adjustable Rate Group Available Funds Cap Rate: As to any Distribution Date, is an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such Distribution Date and the Current Interest with respect to the Class A Certificates (other than the Class A-6 Certificates), the Class M Certificates and the Class B Certificates minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date.

         Aggregate Collected Principal Amount: As to any Distribution Date, the sum of the respective Collected Principal Amounts for each Loan Group.

         Applied Realized Loss Amount: As to any Distribution Date, the excess, if any, of the aggregate Certificate Principal Balance of each Class of Certificates then outstanding (after application of all distributions for such Distribution Date) over the Pool Balance for both Loan Groups.

         Available Funds: As to any Distribution Date, the sum, without duplication, of the following amounts with respect to the Mortgage Loans: (i) the Aggregate Collected Principal Amount for the related Remittance Period, (ii) scheduled payments of interest on the Mortgage Loans received by the Servicer prior to the Determination Date (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for Delinquency Advances and Servicing Advances); (iii) payments from the Servicer in connection with (a) Delinquency Advances and (b) Compensating Interest and (iv) amounts received by the Trustee in respect of interest in connection with the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement

         Class A Principal Distribution Amount: As to any Distribution Date, (A) for each Distribution Date before the Stepdown Date or after the Stepdown Date with respect to which Distribution Date a Trigger Event has occurred and is continuing, 100% of the Principal Distribution Amount or (ii) for each Distribution Date after the Stepdown Date with respect to which no Trigger Event has occurred and is continuing, the product of (x) the Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Certificates.

         Class A-6 Principal Distribution Amount: As to any Distribution Date, the lesser of: (A) the greater of (i) the product of (x) the Class A Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of all of the Class A

Certificates immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date over (y) the Principal Balance of the Adjustable Rate Loan Group as of the last day of the related Due Period; or (B) the Class A Principal Distribution Amount.

         Class A-7 Percentage: As to any Distribution Date, the applicable percentage set forth below:

        Distribution Dates                                      Percentages
        ------------------                                      -----------
        December 1997-November 2000..........................       0%
        December 2000-November 2002..........................       45%
        December 2002-November 2003..........................       80%
        December 2003-November 2004..........................      100%
        December 2004 and thereafter.........................      300%

         Class A-7 Principal Distribution: As to any Distribution Date, the lesser of (A) the product of (i) the applicable Class A-7 Percentage and (ii) the product of (x) the Fixed Rate Loan Group Principal Allocation and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, and (B) the Fixed Rate Loan Group Principal Allocation.

         Class B Applied Realized Loss Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and
(y) the Applied Realized Loss Amount as of such Distribution Date.

         Class  B  Realized  Loss  Amortization   Amount:  As  to  the  Class  B
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, in each case for such Distribution Date.

         Class M-1 Applied Realized Loss Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

          Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the

Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the Extra Principal Distribution Amount, in each case for such Distribution Date.

         Class M-2 Applied Realized Loss Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Realized Loss Amortization Amount, in each case for such Distribution Date.

          Class M-3 Applied Realized Loss Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         Class M-3 Realized Loss Amortization Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount and the Class M-2 Realized Loss Amortization, in each case for such Distribution Date.

         Collected Principal Amount: For any Distribution Date and Loan Group, the sum of the following amounts (without duplication):

                  (a) the principal portion of all scheduled and unscheduled monthly payments on the Mortgage Loans due during the related Remittance Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced by the Servicer on or prior to the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

                  (b) the scheduled principal balance of each Mortgage Loan that either was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

                  (c) any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Remittance Date;

                  (d) Net Liquidation Proceeds to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage Loan which became a Liquidated Mortgage Loan during the related Remittance Period; and

                  (e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

         Cumulative Loss Percentage: The percentage of all Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

         Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event has occurred if (i) the Cumulative Loss Percentage for a specified period exceeds the applicable percentage set forth below and (ii) the 60+ Delinquency Percentage exceeds two times the original (prior to the Stepdown Date) percentage used to determine the Required Overcollateralization Amount:

         Distribution Dates                              Loss Percentages
         ------------------                              ----------------
         December 1997-November 2000..................         2.30%
         December 2000-November 2001..................         3.80%
         December 2001-November 2002..................         4.80%
         December 2002-November 2003..................         5.40%
         December 2003-November 2004..................         5.90%
         December 2004 and thereafter.................         6.20%

          Current   Interest:   As  to  any  Distribution   Date  and  Class  of
Certificates, interest for the related Accrual Period at the related Certificate Rate on the related Class Certificate Principal Balance.

           Excess Interest Amount:  As to any  Distribution  Date, the excess of
(x) the Interest Remittance Amount for both Loan Groups over (y) the sum of (i) the aggregate of the Class Current Interest for the Class A Certificates, (ii) the Current Interest for the Mezzanine Certificates and Class B Certificates and
(ii) the Trustee Fee for both Loan Groups.

         Extra Principal Distribution Amount: As to any Distribution Date, the lesser of (x) the Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         Fixed Rate Loan Group Principal Allocation: As to any Distribution Date, the excess of (i) the Class A Principal Distribution Amount for such Distribution Date over (ii) the Class A-6 Principal Distribution Amount for such Distribution Date.

         Interest   Remittance   Amount:   As  to  either  Loan  Group  and  any
Distribution Date, the portion of the Available Funds for such Loan Group that constitutes amounts in respect of interest.

         Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received (other than amounts recoverable through deficiency judgments).

         Original  Credit  Support  Percentage:   As  to  any  Class  of  Senior
Certificates or Subordinate Certificates, the applicable percentage set forth below:

                         Senior                    20%
                         Class M-1                 13.75%
                         Class M-2                 8%
                         Class M-3                 3.25%
                         Class B                   0%

         Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (i) the Pool Balance as of the end of the related Remittance Period over (ii) the aggregate Class Certificate Principal Balance of the Certificates after giving effect to the distribution of the Aggregate Collected Principal Amount on such Distribution Date.

         Overcollateralization Deficiency Amount: As to any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Certificates resulting from the distribution of the Aggregate Collected Principal Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking in to account any Applied Realized Loss Amounts on such Distribution Date.

         Overcollateralization Reduction Amount: As to any Distribution Date, the lesser of (i) the Aggregate Collected Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) over (y) the Required Overcollateralization Amount.

         Pool Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans in both Loan Groups as of such date.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Principal Balance as of the Cut-Off Date, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal  Distribution Amount: As to any Distribution Date, the sum of
(i)  the  Aggregate   Collected  Principal  Amount  (and  with  respect  to  any
Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount.

         Remittance Period: As to any Distribution Date, the calendar month preceding such Distribution Date.

         Required OC Percentage: As of any date of determination, the percentage
then   applicable  in  clause  (b)(i)  of  the   calculation   of  the  Required
Overcollateralization Amount.

         Required Overcollateralization Amount: As to any Distribution Date (a) prior to the Stepdown Date, the product of 2.75% and the Original Aggregate Principal Balance of the Mortgage Loans; (b) on and after the Stepdown Date, (i) if no Trigger Event is in effect, the lesser of (A) 5.50% of the Pool Balance as of the end of the related Remittance Period and (B) 2.75% of the Original Aggregate Principal Balance of the Mortgage Loans or (ii) if a Trigger Event or a Cumulative Loss Trigger Event is in effect, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

          Senior Enhancement Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Principal Balance of the Class A, Class M and Class B Certificates minus the Certificate Principal Balance of the Class with the highest priority and (ii) the Overcollateralization Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

          60+ Delinquency Percentage: A fraction expressed as a percentage, the numerator of which is (i) with respect to any Distribution Date prior to the December 2001 Distribution Date, 100% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; (ii) with respect to the December 2001 Distribution Date and the Distribution Dates prior to the December 2003 Distribution Date, 75% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; and (iii) with respect to the December 2003 Distribution Date and all the Distribution Dates thereafter, 50% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent and the denominator of which is the Pool Balance, in each case as determined as of the last day of the related Remittance Period.

         Stepdown Date: The later to occur of (x) the Distribution Date in December 2000, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) is at least equal to the sum of (i) two times the Original Credit Support Percentage for the Senior Certificates and (ii) the Required OC Percentage.

         Stepped Up Percentage: 100% minus the percentage equivalent of a fraction, the numerator of which is two times the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period; provided that the Stepped Up Percentage will not be less than 0.

         Trigger Event: A Trigger Event shall have occurred and be continuing, if at any time, (x) the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans that are more than 60 days delinquent, including REO properties and Mortgage Loans in foreclosure and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 40% of the Senior Enhancement Percentage.

          Unpaid Realized Loss Amount: For any Class of Mezzanine Certificates or the Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Calculation of LIBOR

         With respect to each Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to (i) the Closing Date with respect to the December 1997 Distribution Date or (ii) the first day of the related Accrual Period with respect to all other Distribution Dates. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Report to Owners of Certificates

         Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, each Owner of a Certificate and the Depositor a written report containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear
(in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Beneficial   Owners   will  not  receive  or  be  entitled  to  receive
certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each

DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within

Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         None of the Depositor, the Unaffiliated Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Unaffiliated Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Unaffiliated Seller or the Trustee is unable to locate a qualified successor,
(b) the Unaffiliated Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Servicing of the Mortgage Loans and Contracts -- Reports To Certificateholders" in the Prospectus for information regarding reports to the Owners.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

         On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Unaffiliated Seller will sell without recourse the Mortgage Loans to the Depositor, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates to the Owners thereof pursuant to the Pooling and Servicing Agreement.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), to be created pursuant to the Pooling and Servicing Agreement, (iii) any property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, and (vi) the rights of the Unaffiliated Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Fund").

         The Offered Certificates will not represent an interest in, or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Unaffiliated Seller, the Depositor, the Servicer or the Trustee.

Assignment of the Loans; Representations and Warranties

         On the Closing Date, the Depositor will sell, transfer, convey and assign the Loans to the Trustee, without recourse, together with (i) all rights to any payments received in respect of any of the Mortgage Loans after the Cut-Off Date other than late receipts of scheduled monthly payments on the Actuarial Loans that were due prior to the Cut-Off Date and (ii) all scheduled monthly payments in respect of the Actuarial Loans that were due on or after the Cut-Off Date but received prior to the Cut-Off Date. The Mortgage Loans will be described on a schedule attached to the Pooling and Servicing Agreement (the "Schedule of Mortgage Loans").

         In connection with the sale of the Mortgage Loans on the Closing Date, the Unaffiliated Seller will be required to deliver to the Trustee the promissory notes evidencing the Loans, the related mortgages or deeds of trust or other documents evidencing a lien on the Mortgaged

Property and certain other documents relating to the Loans. The Trustee will agree, for the benefit of the Owners of the related Offered Certificates, to review each such file within 60 days after the Closing Date to ascertain whether all required documents (or certified copies of documents) have been executed and received.

         In addition to the foregoing, the Servicer, is required to submit for recording, within 180 days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages to the Trustee in the appropriate jurisdictions.

         Under  an  agreement  (the  "Loan  Purchase   Agreement")  between  the
Unaffiliated Seller and the Depositor for the sale of the Loans from the Unaffiliated Seller to the Depositor, the Unaffiliated Seller will agree that in the event of a breach of any representation or warranty made by it which materially and adversely affects the value of, or the interests of the Owners of the Offered Certificates in, any Mortgage Loan transferred by the Unaffiliated Seller (any such Loan being a "Defective Loan"), the Unaffiliated Seller will repurchase the Defective Loan at a price equal to the then outstanding principal balance of such Loan and accrued and unpaid interest thereon, together with any outstanding Advances (without duplication) (the "Repurchase Price").

         Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in such representations and warranties (including the Unaffiliated Seller's repurchase obligations) to the Trustee. None of the Depositor or the Trustee will make any representations or warranties with respect to the Mortgage Loans and neither will have any obligations to repurchase, or make substitutions for Defective Loans.

Servicing of the Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to service and administer the Mortgage Loans assigned to the Trust as more fully set forth below.

         Unless otherwise specified herein or in the Pooling and Servicing Agreement with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the servicing, collection and investor reporting systems and procedures set forth in the Servicer's current servicing guide (the "Servicing Standards").

         The duties of the Servicer include, without limitation, collecting and posting of all payments, responding to inquiries by obligors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to obligors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances, Servicing Advances and Compensating Interest to the extent described herein.

         The Servicer (i) may execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Property, (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not materially and adversely affect the security afforded by the related Mortgaged Property or reduce the amount of, or slow (other than as permitted by the Pooling and Servicing Agreement) the timing of receipt of, any payments required thereunder and (iii) may institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such Mortgaged Property, and to hold or cause to be held title to such Mortgaged Property, in the name of the Servicer on behalf of the Trust.

         The Pooling and Servicing Agreement permits the Servicer to modify and extend the maturity of a Balloon Loan which matures and which is not otherwise paid in full at such maturity date by the related Obligor; provided, that the rescheduled final maturity date of such Mortgage Loan is not one year beyond the original maturity date, the related Mortgage Rate is not decreased and the obligor does not receive any additional proceeds. Such modified and extended Balloon Loans will be permitted to remain in the Trust.

         The Servicer may perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a sub-servicer as it may from time to time designate, but no such designation of a sub-servicer shall serve to release the Servicer from any of its obligations under the Pooling and Servicing Agreement. The Mortgage Loans will initially be serviced by the Sub-Servicer pursuant to a sub-servicing agreement with the Servicer.

         Upon removal or resignation of the Servicer, the Backup Servicer will be required to serve as successor servicer. If the Backup Servicer is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

         Collection of Certain Loan Payments. The Servicer shall, as required by the Servicing Standards, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion, generally (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if an obligor is in default or if default is reasonably foreseeable because of an obligor's financial condition, arrange with the obligor a schedule for the payment of delinquent payments due on the Mortgage Loan; provided, however, the Servicer may not reschedule the payment of delinquent payments more than three times in any twelve consecutive months with respect to any obligor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, in accordance with the Servicer's general policies relating to comparable loans subject to the Civil Relief Act.

         The Servicer is required to establish and maintain an account in its name for the benefit of the Trust (such account, the "Lockbox Account") into which all collections (other than Delinquency Advances and amounts relating to Compensating Interest) are to be deposited by the close of business on the next business day following the business day on which such collections are received.

         The Servicer shall instruct, or cause any sub-servicer to instruct, all obligors to make payments only to the Lockbox Account, unless, due to special collection circumstances such payment must be made to the Servicer, in which event such amounts shall be deposited by the Servicer in the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit all amounts received for deposit in the Lockbox Account to the Principal and Interest Account on the next business day following receipt of such amounts.

         Not later than 12:00 noon Pacific time on the fifteenth calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or a Sunday or a holiday), the Servicer shall deliver or cause to be delivered to the Trustee a monthly servicing report (the "Servicing Report") on computer readable magnetic tape or diskette. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month,
(ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made and (iii) a trial balance in the form of a computer tape.

         Delinquency Advances and Servicing Advances. If, at or prior to the end of each Remittance Period, the interest portion of any monthly payment due on any Mortgage Loan during such Remittance Period has not been received and transferred to the Principal and Interest Account, the Servicer shall, to the extent that such Delinquency Advance is necessary to pay any shortfall in Total Current Interest arising because of the insufficiency of Available Funds, make an advance to the Principal and Interest Account (a "Delinquency Advance") by the related Servicer Remittance Date in an amount equal to the amount of the interest portion of such delinquent monthly payment not later than the related Servicer Remittance Date; provided, however, that the Servicer will not be required to make any such Delinquency Advance if it determines in reasonable good faith that such Delinquency Advance would not be recoverable from collections with respect to such Mortgage Loan. For purposes of the Pooling and Servicing Agreement, the delinquent interest portion of such monthly payment shall be deemed to include an amount equal to the interest portion of such monthly payment that would have been due on a Mortgage Loan in respect of which the related Mortgage Property has been repossessed or foreclosed upon and which has not yet become a Liquidated Mortgage Loan.

         The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to the Mortgage Loans, including, but not limited to, the cost of (i) preservation expenses on the Mortgaged Property Loan Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by an obligor of any claim or defense that the obligor may have had against the originator in connection with the sale, financing or construction of such obligor's home and which the obligor asserts against the Servicer and (iii) the management and liquidation of "REO" property, but in each case shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, exclusive of overhead, will constitute a "Servicing Advance."

         If, with respect to any Distribution Date and as a result of Prepayments in full received with respect to the Mortgage Loans held in the Trust during the related Remittance Period, the amount of interest due on such Mortgage Loans is decreased such that the Available Funds are insufficient to fund the full amount of the Total Current Interest due on such Distribution Date, the Servicer will be required to remit to the Principal and Interest Account the lesser of (x) the amount of such insufficiency due to such Prepayments and (y) the aggregate Servicing Fee due to the Servicer on such Distribution Date with respect to such Trust. The Servicer will be required to remit such amount (each such amount, "Compensating Interest") not later than the related Servicer Remittance Date.

         Maintenance of Insurance. The Servicer shall cause to be maintained with respect to each Mortgage a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trustee and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Mortgage Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

         If the Mortgage Loan relates to Mortgaged Property located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if such loan has been specifically identified as being in such an area in the Schedule of Mortgage Loans or other writing delivered to the Servicer by the Originator, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the related Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate principal balance of the Mortgage Loans without co-insurance, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage. Such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under such blanket policy.

         Due-on-Sale Clauses; Assumption and Substitution Agreements. When any Mortgaged Property has been or is about to be conveyed by the obligor (whether by absolute conveyance or by contract of sale, and whether or not the obligor remains liable), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the related Trust's rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage Loan or Note; provided, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if the Servicer is prohibited by law from doing so.

         The Servicer may also allow for an assumption agreement in the case of a defaulted Mortgage Loan, or a Mortgage Loan as to which a default is imminent, under the same standards as set forth above in the first paragraph under "Collection of Certain Mortgage Payments", and subject to certain limitations on the aggregate amount of Mortgage Loans subject to such assumptions, as set forth in the Agreement.

         Realization Upon Defaulted Loans. The Servicer shall, consistent with the Servicing Standards, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of the Mortgaged Property relating to defaulted a Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes and insurance premiums. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe in good faith that it is recoverable and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at its own expense, obtain an opinion of counsel experienced in CERCLA matters, and shall be fully protected in relying on any such opinion of counsel.

         The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan".

         Optional Purchase of Defaulted Mortgage Loans. The Servicer or its designee has the option to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to 20% by aggregate Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

         Servicing Compensation. As compensation for its activities the Servicer shall be entitled to the Servicing Fee and certain ancillary servicing income such as late charges, insufficient funds charges, modification and assumption fees, penalties, etc., from amounts available therefor in the Principal and Interest Account. The Servicer is also entitled to receive, monthly, the net investment earnings on amounts on deposit in the Principal and Interest Account, and is responsible for any losses on such investments without any right of reimbursement with respect to such losses.

         The right to receive the Servicing Fee may not be transferred (except to the Sub-Servicer) in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

Removal and Resignation of Servicer

         The Trustee, at the direction of the majority of the Owners of the Offered Certificates may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events:

                  (i) any failure by the Servicer (a) to deposit to the Principal and Interest Account all collections received by the Servicer directly within two Business Days following the Business Day on which such amounts are received and are determined by the Servicer to relate to the Mortgage Loans (unless not required by the terms of the Pooling and Servicing Agreement) or (b) to deposit to the Principal and Interest Account Delinquency Advances and Compensating Interest as required by the Pooling and Servicing Agreement by the related Servicer Remittance Date; or

                  (ii) failure on the part of the Servicer to observe or perform any term, covenant or agreement in the Pooling and Servicing Agreement (other than those covered by clause (a) above), which materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or the Owners of the Offered Certificates who hold Certificates evidencing in aggregate greater than 25% of the Certificate Principal Balance of the outstanding Offered Certificates; or

                  (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; or

                  (iv) the Servicer shall fail to deliver a report expressly required by the Pooling and Servicing Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee with an officer's certificate of the Servicer to such effect).

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         Upon removal or resignation of the Servicer, the Trustee will be required to serve as successor servicer. If the Trustee is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected.

Optional Termination

         As Provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that a party to be named therein, at its option, acting directly or through one or more permitted designees, may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balances of the Mortgage Loans has declined to 10% or less of the Original Aggregate Principal Balance.

         Auction Sale. The Pooling and Servicing Agreement requires that, within ninety days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that any REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class of Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be equal to the sum of
(x) the greater of (i) 100% of the aggregate principal balances of the Mortgage Loans as of the Due Date which immediately follows the last day of the related Remittance Period immediately preceding the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Mortgage Loans during the related Remittance Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest),
(y) one month's interest on such amount computed at the weighted average Pass-Through Rate of the Offered Certificates and (z) the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

         Upon receipt of such notice or direction from the majority of the Owners of the Offered Certificates, the Trustee will be required to notify the Owners of the Class B Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination

Notice"). The Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount at the weighted average Pass-Through Rate and plus the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class B Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Owners of the Offered Certificates permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit will be deemed to have occurred immediately preceding such purchase.

         Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of counsel experienced in federal income tax matters which opinion shall be reasonably satisfactory in form and substance to the Owners of a majority of the Percentage Interests represented by the Offered Certificates then outstanding, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the Due Date which immediately follows the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount computed at the weighted average Pass-Through Rate plus the aggregate amount of unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Trustee, at the direction of the Owners of a majority of the Percentage Interest of the Offered Certificates, gives the Owners of a majority of the Percentage Interest of the Class B Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC, each Class of Offered Certificates and the Class B Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole Class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is 16% HEP for the Offered Certificates (other than the Variable Rate Certificates) and 25% CPR for the Variable Rate Certificates. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each, a "Benefit Plan"), from being involved in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory or administrative exemption is available.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan if Certificates were acquired with "plan assets" of such Benefit Plan and assets of the Trust were deemed to be "plan assets" of such Benefit Plan. Purchasers of Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Saving Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance Company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Accordingly, Certificates may not be acquired by a Benefit Plan or an investor using assets of a Benefit Plan, including, without limitation, insurance company general accounts (collectively referred to as "Benefit Plan Investors"). Each purchaser and each transferee of a Certificate will be deemed to have represented and warranted that it is not a Benefit Plan Investor.

         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described above, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     RATINGS

         It is a condition of the original issuance of the Offered Certificates that the Class A Certificates that they receive ratings of Aaa by Moody's and AAA by Fitch and that the Class M-1 Certificates receive ratings of Aa2 from Moody's and AA+ from Fitch, the Class M-2 Certificates receive ratings of A2 from Moody's and A+ from Fitch and the Class M-3 Certificates receive ratings of Baa3 from Moody's and BBB+ from Fitch.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc. at 99 Church Street, New York, New York, 10007 and Fitch IBCA, Inc. at One State Street Plaza, 31st Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

         The  Offered   Certificates  will  not  constitute   "mortgage  related
securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated December 4, 1997, the Depositor has agreed to cause the Trust to sell and Prudential Securities Incorporated (the "Underwriter") has agreed to purchase the Offered Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of Offered Certificates.

         The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Offered Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Offered Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         Proceeds to the Depositor, including accrued interest, are expected to be approximately 100.08% of the aggregate principal balance of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $350,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act.

         In connection with the offering of the Offered Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         The Underwriter is an affiliate of the Depositor.

         The Underwriter (i) has in the past and may in the future provide underwriting, financial advisory or other services to Wilshire Financial Services Group Inc., an affiliate of the Unaffiliated Seller, the Servicer and the Sub-Servicer and (ii) does provide warehouse financing to the Unaffiliated Seller.

         For further information regarding any offer or sale of the Offered Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Unaffiliated Seller and the Servicer by Proskauer Rose LLP, New York, New York and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

80/20 Program ......................................................... 7, 8, 22
Adjustable Rate Group Available Funds Cap Rate ..............................  3
Adjustable Rate Group Certificates ..........................................  2
Adjustable Rate Mortgage Loans ..............................................  8
Administrative Rate ......................................................... 14
Advances .................................................................... 61
Appraised Values ........................................................ 35, 45
Approved Guidelines ......................................................... 49
Auction Sale ................................................................ 17
Beneficial Owners ........................................................... 16
Benefit Plan ................................................................ 88
Book-Entry Certificates ..................................................... 73
Cede ........................................................................ 16
CEDEL ....................................................................... 16
CEDEL Participants .......................................................... 75
CERCLA ...................................................................... 83
Certificate Account ......................................................... 60
Certificates ................................................................  1
Citibank .................................................................... 16
Civil Relief Act ............................................................ 26
Civil Relief Act Interest Shortfall ......................................... 26
Class A-1 Available Funds Pass-Through Rate .................................  3
Class A-1 Certificates ......................................................  1
Class A-2 Certificates ......................................................  1
Class A-2 Supplemental Interest Amount ......................................  3
Class A-3 Certificates ......................................................  1
Class A-4 Certificates ......................................................  1
Class A-6 Formula Pass-Through Rate .........................................  2
Class A-6 Pass-Through Rate .................................................  2
Class B Certificates ........................................................  1
Class C Certificates ........................................................  1
Class R Certificates ........................................................  1
Closing Date ................................................................  5
CLTV ........................................................................  7
Compensating Interest ............................................... 25, 61, 82
Constant Prepayment Rate .................................................... 54
Cooperative ................................................................. 75
CPR ......................................................................... 54
Cut-Off Date ................................................................  5
Defective Loan .............................................................. 79
Definitive Certificate ...................................................... 73
Delinquency Advance ..................................................... 14, 81
Depositor ...................................................................  4
Distribution Date ...........................................................  9
DTC ......................................................................... 16
Due Dates ................................................................... 61
Eligible Investments ........................................................ 60
ERISA ....................................................................... 88
ERISA Considerations ........................................................ 18
Euroclear ................................................................... 16
Euroclear Operator .......................................................... 75
Euroclear Participants ...................................................... 75
European Depositaries ................................................... 16, 73
FHLMC ....................................................................... 23
Final Determination ......................................................... 86
Financial Intermediary ...................................................... 73
Fixed Rate Group Certificates ...............................................  2
Fixed Rate Mortgage Loans ................................................. 7, 8
HEP ......................................................................... 53
Home Equity Prepayment ...................................................... 53
Independent Originator ......................................................  4
Liquidation Proceeds ........................................................ 24
Loan Purchase Agreement ..................................................... 79
Lockbox Account ............................................................. 81
Master Loan Transfer Agreements ............................................. 49
Modeling Assumptions ........................................................ 54
Monthly Remittance Amount ................................................... 61
Moody's ..................................................................... 19
Mortgage Loans ............................................................ 1, 5
Mortgage Rate ............................................................. 7, 8
Mortgaged Properties ...................................................... 1, 6
Mortgages ................................................................. 1, 5
Notes ................................................................... 28, 37
Optional Termination ........................................................  3
Optional Termination Date.................................................... 17
Original Aggregate Principal Balance ..................................... 5, 27
Overcollateralization Reduction Amount ...................................... 11
Overcollateralization Reduction Amounts ..................................... 65
Participants ................................................................ 73
Payment Delay Feature of the Certificates ................................... 51
Plan assets ................................................................. 89

Pooling and Servicing Agreement .............................................  1
Potentially Hazardous Property .............................................. 83
Prepayment Assumption ....................................................... 53
Principal and Interest Account .............................................. 15
Purchase Option Period ...................................................... 87
Purchased Pool ..............................................................  4
Record Date .................................................................  9
REMIC ....................................................................... 18
Remittance Date ............................................................. 61
Repurchase Price ............................................................ 79
Riegle Act .................................................................. 26
Schedule of Mortgage Loans .................................................. 78
Securities Act ..............................................................  i
Senior Mortgage Loan ........................................................ 48
Servicer ................................................................. 4, 47
Servicer Event of Default ................................................... 15
Servicing Fee ............................................................... 16
Servicing Report ............................................................ 81
Servicing Standards ......................................................... 79
SMMEA ................................................................... 18, 90
Subordinate Certificates ....................................................  1
Sub-Servicer ................................................................  4
Sub-Servicing Agreement .....................................................  4
Substitution Amounts ........................................................ 61
Termination Notice .......................................................... 87
Terms and Conditions ........................................................ 75
Trust .......................................................................  1
Trust Fund ............................................................... 1, 78
Trustee .....................................................................  4
Unaffiliated Seller .........................................................  4
Underwriter ................................................................. 90
WCC .........................................................................  4
WCC's Guidelines ............................................................ 48

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Wilshire Mortgage Loan Trust 1997-2 Mortgage Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.
Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary  market  trading  between   investors  through  DTC  will  be
conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants.  Secondary market trading between DTC
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed certificates issued in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global
Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear, Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S.  Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a
U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Unaffiliated Seller or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                -----------------

                                TABLE OF CONTENTS

                              Prospectus Supplement

Summary......................................................................S-1
Risk Factors................................................................S-20
The Mortgage Loan Pool......................................................S-27
The Unaffiliated Seller.....................................................S-46
The Servicer ...............................................................S-47
The Sub-Servicer ...........................................................S-47
Use of Proceeds ............................................................S-51
Prepayment and Yield Considerations ........................................S-51
Additional Information .....................................................S-60
Description of the Offered Certificates ....................................S-60
The Pooling and Servicing Agreement.........................................S-78
Certain Federal Income Tax Consequences.....................................S-88
ERISA Considerations........................................................S-88
Ratings.....................................................................S-89
Legal Investment Considerations.............................................S-90
Underwriting................................................................S-90
Certain Legal Matters.......................................................S-91
Index of Significant Prospectus
  Supplement Definitions....................................................S-92
Global Clearance, Settlement and
  Tax Documentation Procedures...............................................A-1

                                   Prospectus

Reports........................................................................3
Available Information..........................................................3
Incorporation of Certain Information by Reference..............................3
Summary of Prospectus..........................................................4
Risk Factors..................................................................13
The Trust Funds...............................................................18
Description of the Certificates...............................................29
Credit Support................................................................43
Prepayment and Yield Considerations...........................................48
Use of Proceeds...............................................................52
The Depositor.................................................................52
Underwriting Guidelines.......................................................52
Servicing of the Mortgage Loans and Contracts.................................54
The Pooling and Servicing Agreement...........................................64
Certain Legal Aspects of the Mortgage Loans
  and Contracts...............................................................67
Certain Federal Income Tax Consequences.......................................81
ERISA Considerations..........................................................93
Legal Investment..............................................................96
Plan of Distribution..........................................................98
Legal Matters.................................................................99
Rating........................................................................99
Additional Information........................................................99
Index of Significant Definitions.............................................100

================================================================================

================================================================================

                                  $127,505,000

                         Wilshire Servicing Corporation
                                    Servicer

                              Prudential Securities
                          Secured Financing Corporation
                                    Depositor

                                  Mortgage Loan
                            Pass-Through Certificates
                                  Series 1997-2

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                       Prudential Securities Incorporated

                                December 4, 1997

================================================================================